UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to Rule §240.14a-12

RAYMOND JAMES FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RAYMOND JAMES FINANCIAL, INC.
880 Carillon Parkway
St. Petersburg, Florida 33716
(727) 567-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 19, 2009

To the Shareholders of Raymond James Financial, Inc.:

The Annual Meeting of Shareholders of Raymond James Financial, Inc. will be held at the Raymond James Financial Center, 880 Carillon Parkway, St. Petersburg, Florida, on Thursday, February 19, 2009 at 4:30 p.m. for the following purposes:

1.	To elect ten nominees to the Board of Directors of the Company.

2.	To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm.

3.	To approve an amendment to the 2005 Restricted Stock Plan.

4.	To approve an amendment to the 2003 Employee Stock Purchase Plan.

Shareholders of record as of the close of business on December 24, 2008 will be entitled to vote at this meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

By order of the Board of Directors,

/s/ PAUL L. MATECKI

Paul L. Matecki, Secretary

January 5, 2009

YOUR VOTE IS IMPORTANT TO THE COMPANY. If you do not expect to attend the meeting in person, please vote on the matters to be considered at the meeting by completing the enclosed proxy and mailing it promptly in the enclosed envelope, or by telephone or internet vote.

Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to be held on February 19, 2009

The proxy statement, proxy card and 2008 annual report to shareholders are available at
www.RaymondJames.com under “About Our Company — Investor Relations — Shareholders’ Meeting”

The annual meeting of shareholders of Raymond James Financial, Inc. will be held on February 19, 2009 at 4:30 p.m. at the offices of the Company at 880 Carillon Parkway, St. Petersburg, Florida.

The matters intended to be acted upon are:

1.	To elect ten nominees to the Board of Directors of the Company.

2.	To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm.

3.	To approve an amendment to the 2005 Restricted Stock Plan.

4.	To approve an amendment to the 2003 Employee Stock Purchase Plan.

The Board of Directors recommends voting in favor of the nominees listed in the proxy statement, for the appointment of KPMG LLP and for approval of the amendments to the two plans.

The following proxy materials are being made available at the website location specified above.

1.	The proxy statement for the 2009 annual meeting of shareholders;

2.	The 2008 annual report to shareholders;

3.	The form of proxy card being distributed to shareholders in connection with the 2009 annual meeting of shareholders.

Control/identification numbers are contained in the proxy materials accompanying this notice.

To obtain directions to attend the annual meeting and vote in person, contact the Corporate Secretary at (727) 567-1000.

If the form of proxy is completed, signed and returned, the shares represented thereby will be voted at the meeting. Delivery of the proxy does not affect your right to attend the meeting. However, if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy from the holder of record, executed in your favor, to be able to vote at the meeting. Otherwise, your shares will be voted in the manner in which you instructed the record holder of your shares.

ii

TABLE OF CONTENTS

Page
Proxy Statement	1
Shareholders Sharing the Same Last Name and Address	1
Electronic Access to Corporate Governance Documents	2
Electronic Access to Proxy Materials and Annual Report; Internet Voting	2
Shareholders Entitled to Vote and Principal Shareholders	2
Proposal 1: Election of Directors	4
Information Regarding Board and Committee Structure	7
Director Compensation	8
Director Compensation for Fiscal Year Ended September 30, 2008	9
Section 16(a) Beneficial Ownership Reporting Compliance	10
Report of the Audit Committee of the Board of Directors	10
Compensation Discussion and Analysis	12
Fiscal 2008 Bonus Formulas for Named Executive Officers	18
Fiscal 2009 Bonus Formulas for Certain Executive Officers as Approved by the CGN&C Committee	19
Summary Compensation Table	20
Grants of Plan Based Awards for Fiscal Year Ended September 30, 2008	21
Outstanding Equity Awards at Fiscal Year End September 30, 2008	22
Option Exercises and Stock Awards Vested for Fiscal Year Ended September 30, 2008	23
Nonqualified Deferred Compensation	24
Transactions with Related Persons	25
Equity Compensation Plan Information	27
Proposal 2: To Ratify the Appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s Independent Registered Public Accounting Firm	28
Fees Paid to Independent Registered Public Accounting Firm	29
Proposal 3: To Approve an Amendment to the 2005 Restricted Stock Plan.	29
Proposal 4: To Approve an Amendment to the 2003 Employee Stock Purchase Plan.	31
Shareholder Proposals and Other Matters	33
Appendix A: Text of the 2005 Raymond James Financial, Inc. Restricted Stock Plan, as amended, as proposed to be further amended.	A-1
Appendix B: Text of the Raymond James Financial, Inc. 2003 Employee Stock Purchase Plan, as proposed to be amended.	B-1

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Raymond James Financial, Inc. (the “Company”) for the Annual Meeting of Shareholders to be held on February 19, 2009 at 4:30 p.m., or any adjournment thereof. These proxy materials are expected to be mailed out on or about January 15, 2009, to all shareholders entitled to vote at the meeting.

If the accompanying proxy form is completed, signed and returned, the shares represented thereby will be voted at the meeting. Delivery of the proxy does not affect your right to attend the meeting. However, if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy from the holder of record, executed in your favor, to be able to vote at the meeting. Otherwise, your shares will be voted in the manner in which you instructed the record holder of your shares.

If you are a shareholder of record, you may revoke your proxy at any time prior to the close of the polls at the Annual Meeting by submitting a later dated proxy to the Company’s Corporate Secretary, or delivering a written notice of revocation to the Corporate Secretary, at Raymond James Financial, Inc., 880 Carillon Parkway, St. Petersburg, Florida, 33716. If you hold shares through a bank, broker or other holder of record, you must contact that entity to revoke any prior voting instructions.

Each share of the Company’s common stock outstanding on the record date will be entitled to one vote on each matter. The ten nominees for election as directors who receive the most votes “for” election will be elected. Ratification of the appointment of the Company’s independent registered public accounting firm, approval of Proposal No. 3, and approval of Proposal No. 4 or other business that may properly come before the meeting will each require that the votes cast favoring the action exceed the votes cast opposing the action.

For election of directors, withheld votes, abstentions and broker non-votes do not affect whether a nominee has received sufficient votes to be elected. For the purpose of determining whether the shareholders have approved matters other than the election of directors, withheld votes, abstentions and broker non-votes do not have the same effect as a negative vote. Shares represented at the Annual Meeting in person or by proxy are counted for quorum purposes, even if they are not voted on any matter. Please note that banks and brokers that have not received voting instructions from their customers may vote their customers’ shares on the election of directors and the ratification of KPMG LLP as the Company’s independent registered public accounting firm, but not on Proposal 3 or Proposal 4.

A copy of the Company’s Annual Report is being furnished to each shareholder together with this proxy statement. All proxy solicitation costs will be paid by the Company.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices that certain banks and brokerage firms sent to certain shareholders, shareholders who share the same last name and address are receiving only one copy of the Company’s annual report and proxy statement, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a household mailing this year and you would like to have additional copies of the Company’s annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please contact the Corporate Secretary at (727) 567-1000 or write to him care of Raymond James Financial, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request.

Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have accounts containing Raymond James Financial stock at two different brokerage firms, your household will receive two copies of the Company’s annual meeting materials — one from each brokerage firm. To reduce the number of duplicate sets of annual meeting materials your household receives and help preserve our natural resources, you may want to take advantage of the Company’s electronic access program. See “Electronic Access to Proxy Materials and Annual Report; Internet Voting.”

ELECTRONIC ACCESS TO CORPORATE GOVERNANCE DOCUMENTS

The Company also makes available on its Internet site at http://www.raymondjames.com under “About Our Company — Investor Relations — Corporate Governance” a number of the Company’s corporate governance documents. These include: the Corporate Governance Principles, the charters of the Audit Committee and the Corporate Governance, Nominating and Compensation Committee of the Board of Directors, the Senior Financial Officers’ Code of Ethics and the Codes of Ethics for Employees and the Board of Directors. Printed copies of these documents will be furnished to any shareholder who requests them. The information on the Company’s Internet site is not incorporated by reference into this proxy statement.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT; INTERNET VOTING

This notice of Annual Meeting and Proxy Statement and the 2008 Annual Report are available on the Company’s Internet site. If you are a shareholder of record and would like to view future proxy statements and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote over the Internet. If you hold your shares through a bank, broker, or other holder, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports electronically in lieu of receiving copies and how to vote your shares over the Internet. Opting to access your proxy materials online saves the Company the cost of producing and mailing these materials to your home or office and gives you an automatic link to the proxy voting site.

Most shareholders of record have a choice of voting over the Internet, by telephone, or by using a traditional proxy card. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

SHAREHOLDERS ENTITLED TO VOTE
AND
PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on December 24, 2008 will be entitled to notice of, and to vote at, the Annual Meeting. As of December 24, 2008, there were 121,557,661 shares of common stock outstanding and entitled to vote. Shareholders are entitled to one vote per share on all matters.

The following table sets forth, as of December 24, 2008, information regarding the beneficial ownership of the Company’s common stock by each person known by the Company to own beneficially more than 5% of the shares of the Company’s common stock, each director, the Company’s Chief Executive Officer, Chief Financial Officer and the three other highest paid executive officers (those five executive officers are listed in the “Summary Compensation Table” and are collectively referred to as the “Named Executive Officers”), and all directors and executive officers as a group.

Name	Beneficially Owned Shares		Percent of Class
Earnest Partners LLC 1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	8,806,415	(1)	7.24%
Private Capital Management, L.P. 8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108	6,997,982	(2)	5.76%
Robert A. James Trust 1201 Pacific Avenue, Suite 150 Tacoma, WA 98401	7,566,030		6.22%
Thomas A. James, Chairman, CEO, Director	14,823,063	(3) (4)	12.19%
Shelley G. Broader, Director	1,000		*
Francis S. Godbold, Vice Chairman, Director	480,145	(3)	*
H. William Habermeyer, Jr., Director	11,425	(5)	*
Chet Helck, President, COO, Director	269,510	(3) (6)	*
Jeffrey P. Julien, CFO	107,405	(3) (7)	*
Paul C. Reilly, Director	3,250	(8)	*
Richard K. Riess, Executive Vice President	110,170	(3) (9)	*
Robert P. Saltzman, Director	1,000		*
Van C. Sayler, Senior Vice President of RJA	158,362	(3) (10)
Kenneth A. Shields, Director	56,070	(11)	*
Hardwick Simmons, Director	37,906	(12)	*
Susan N. Story, Director	1,000		*
All Executive Officers and Directors as a Group (24 persons)	17,204,151	(3) (13)	14.15%

*	Less than one percent.

(1)	Based on information contained in Form 13F-HR filed with the Securities and Exchange Commission (“SEC”) on November 10, 2008. Earnest Partners LLC is the beneficial owner of these shares of common stock held in accounts managed for clients.

(2)	Based on information contained in Form 13F-HR filed with the SEC on November 14, 2008. Private Capital Management, L.P. is the beneficial owner of these shares of common stock held in accounts managed for clients.

(3)	Includes shares credited to Employee Stock Ownership Plan accounts.

(4)	Includes 315,893 shares owned by The Robert A. James and Helen W. James’ Annuity Trust, of which Thomas A. James is a remainder beneficiary and for which Raymond James Trust, a wholly owned subsidiary of the Company, serves as trustee. Excludes shares held by two trusts, of which he is not a beneficiary: 7,566,030 shares owned by the Robert A. James Trust and 161,360 shares owned by the James’ Grandchildren’s Trust, for both of which Raymond James Trust serves as trustee, and both of which have as beneficiaries other James family members. Thomas A. James disclaims any beneficial interest in these two trusts.

(5)	Includes 7,875 outstanding stock options that are exercisable as of or within 60 days from December 24, 2008.

(6)	Includes 21,750 outstanding stock options that are exercisable as of or within 60 days from December 24, 2008 and 206,262 shares of common stock held in a margin account.

(7)	Includes 21,750 outstanding stock options that are exercisable as of or within 60 days from December 24, 2008 and 50,359 shares of common stock held in a margin account.

(8)	Includes 2,250 outstanding stock options that are exercisable as of or within 60 days from December 24, 2008.

(9)	Includes 19,950 outstanding stock options that are exercisable as of or within 60 days from December 24, 2008.

(10)	Includes 21,750 outstanding stock options that are exercisable as of or within 60 days from December 24, 2008 and 58,719 shares of common stock held in a margin account.

(11)	Includes 9,000 outstanding stock options that are exercisable as of or within 60 days from December 24, 2008 and 47,070 exchangeable shares that were issued January 2, 2001 in connection with the acquisition of Goepel McDermid, Inc. The exchangeable shares are exchangeable into shares of the Company’s common stock on a one-for-one basis and are held in a margin account.

(12)	Includes 7,875 outstanding stock options that are exercisable as of or within 60 days from December 24, 2008.

(13)	Includes 253,173 outstanding stock options that are exercisable as of or within 60 days from December 24, 2008 and 47,070 exchangeable shares that are exchangeable as of December 24, 2008. This number of beneficially owned shares also includes 730,687 shares of common stock and 47,070 exchangeable shares held in margin accounts.

PROPOSAL 1:    ELECTION OF DIRECTORS

The Company’s Board of Directors presently consists of six independent directors and four affiliated directors. All of the present members of the Board of Directors have been proposed for re-election by the Corporate Governance, Nominating and Compensation Committee of the Board of Directors.

The ten directors to be elected are to hold office until the Annual Meeting of Shareholders in 2010 and until their respective successors shall have been elected. All of the nominees were elected by the shareholders on February 14, 2008, to serve as directors of the Company until the Annual Meeting of Shareholders in 2009.

It is intended that proxies received will be voted to elect the nominees named below. Should any nominee decline or be unable to accept such nomination to serve as a director due to events which are not presently anticipated, discretionary authority may be exercised by the holder of the proxies to vote for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING NOMINEES:

Nominee	Age	Principal Occupation (1) and Directorships	Director Since
Shelley G. Broader*	44
President and Chief Operating Officer, Michaels Stores, Inc. since 2008. Former President and Chief Executive Officer, Kash n’ Karry Food Stores, Inc. (doing business as Sweetbay Supermarket) from 2006 to 2008. President and Chief Operating Officer, Kash n’ Karry Food Stores, Inc., 2003 to 2006. From 1991 to 2003, positions of increasing management responsibility at Hannaford Bros. Co., culminating in Senior Vice President, Business Strategy, Marketing and Communications. Prior financial service industry experience includes Massachusetts Financial Services Company and Assistant Vice President at First Albany Corporation. Trustee, St. Leo University. Member of the Audit Committee.
			2008
Francis S. Godbold	65	Vice Chairman of Raymond James Financial, Inc. (“RJF”). Director and Officer of various affiliated entities.	1977
H. William Habermeyer, Jr.*	66	Director, Southern Company since 2007. Director, Biltmore Farms, LLC since 2007. Director USEC, Inc. since 2008. Former President and CEO, Progress Energy Florida from 2000 to 2006. Vice President, Carolina Power & Light from 1993 to 2000. U.S. Navy from 1964 to 1992 — retired a Rear Admiral. Member of the Audit Committee.	2003
Chet Helck	56	President and Chief Operating Officer of RJF since 2002. Executive Vice President of Raymond James Financial Services, Inc. (“RJFS”), a wholly owned subsidiary of the Company, from 1999 to 2002. Senior Vice President, RJFS from 1997 to 1999. Director of RJFS, Raymond James & Associates, Inc. (“RJA”) and Raymond James Ltd (“RJ Ltd.”), the Company’s wholly owned Canadian subsidiary (formerly Goepel McDermid Inc., a Canadian brokerage firm). Director, Securities Industry and Financial Markets Association (formerly Securities Industry Association).	2003
Thomas A. James	66	Chairman of the Board and Chief Executive Officer of RJF. Director and Officer of various affiliated entities. Chairman of Florida Council of 100. Past Chairman of the Financial Services Roundtable and the Securities Industry and Financial Markets Association (formerly Securities Industry Association).	1963

Nominee	Age	Principal Occupation (1) and Directorships	Director Since
Paul C. Reilly*	54	Chairman, Korn Ferry International since 2001. Chairman and Chief Executive Officer, Korn Ferry International 2001 to 2007. Chief Executive Officer, KPMG International 1998 to 2001. Prior to being named to that position, Vice Chairman, Financial Services of KPMG LLP, the United States member firm of KPMG International. Chair of the Audit Committee.	2006
Robert P. Saltzman*	66	From 1994 to 2001, President and Chief Executive Officer of Jackson National Life Insurance Co. A Director of WNC First Corporation since November 2004, a property and casualty insurance underwriter. A Director and Audit Committee Chairman of Enhance Financial Services, a New York Stock Exchange (“NYSE”) listed company, from 1996 until its acquisition in March 2001. Life Trustee of Northwestern University. Chair of Corporate Governance, Nominating and Compensation Committee.	2007
Kenneth A. Shields	60	Chairman and Chief Executive Officer of Conifex, Inc., a Canadian forest products company, since 2007. Non-executive Chairman of RJ Ltd. since 2006. Chairman and Chief Executive Officer of RJ Ltd. and its predecessor company from 1996 to January 31, 2006. Past Chairman of the Investment Dealers Association of Canada. Lead Director and Deputy Chairman, Mercer International Inc.	2001
Hardwick Simmons*	68	Director, Geneva Acquisition Corp. since 2007. Director, Lions Gate Entertainment Corp. since 2005. Chairman and CEO of the NASDAQ Stock Market from 2001 to 2003. President and CEO of Prudential Securities from 1990 to 2001. President, Shearson Lehman Brothers — Private Client Group, from 1983 to 1990. Past Chairman of the Securities Industry and Financial Markets Association (formerly Securities Industry Association). Past Director of the NASD. Lead Director and Member of Corporate Governance, Nominating and Compensation Committee.	2003

Nominee	Age	Principal Occupation (1) and Directorships	Director Since
Susan N. Story*	48
President and Chief Executive Officer, Gulf Power Company, since 2003. Executive Vice President, Southern Company Services, Inc., 2001 to 2003. Senior Vice President, Southern Power Company, 2002 to 2003. Chair, Florida Chamber of Commerce. Chairman of the Board, Gulf Power Company. Vice Chair, Florida Council of 100. Immediate past Vice Chair, Enterprise Florida. Director, Association of Edison Illuminating Companies, James Madison Institute, and Southeastern Electric Exchange. Member, Board of Advisors, H. Lee Moffitt Cancer Center & Research Institute. Member of Corporate Governance, Nominating and Compensation Committee.
			2008

*	Determined to be independent directors under NYSE standards; see “Information Regarding Board and Committee Structure” below.

(1)	Unless otherwise noted, the nominee has had the same principal occupation and employment during the last five years.

INFORMATION REGARDING BOARD AND COMMITTEE STRUCTURE

The Board of Directors held four regular and two special telephonic meetings during fiscal 2008. All directors attended at least 75% of the meetings held during the fiscal year.

The current standing Committees of the Board of Directors are the Corporate Governance, Nominating and Compensation Committee and the Audit Committee. The Corporate Governance, Nominating and Compensation Committee met seven times during the fiscal year. All Committee members attended at least 75% of the meetings held during the fiscal year. The Audit Committee met nine times during the fiscal year. Each member of this Committee participated in at least 75% of the meetings held during the fiscal year. The activities of the Committees are set out in their reports below.

The Corporate Governance, Nominating and Compensation Committee is comprised of three independent directors as determined under NYSE rules. This Committee conducts its activities pursuant to a written charter approved by the Board of Directors, which is reviewed annually and was last revised by the Board of Directors on November 27, 2007. This Committee identifies potential nominees to the Board of Directors, including candidates recommended by management, and reviews their qualifications and experience. Candidates for board membership are expected to demonstrate high standards of integrity and character and offer important perspectives on some aspect of the Company’s business based on their own business experience.

This Committee has not adopted any specific process or policy for considering nominees put forward by shareholders and has never been requested to consider such a nominee.

This Committee has also determined that the directors identified as independent directors have no material relationship with the Company that would impair their independence. In that connection, the Committee considered that the Company purchases its electric power needs for its headquarters from Progress Energy Florida, of which William Habermeyer, Jr. was President and CEO until June 1, 2006, and determined that the nature of this business relationship did not constitute any impairment of independence. It also considered that RJA purchases electricity for its Panama City, Florida sales office from Gulf Power Company, of which Susan N. Story is President and CEO, and determined that the nature of this business relationship did not constitute any impairment of independence.

The Committee also considered that RJA paid Korn Ferry International, of which Paul C. Reilly is Chairman, recruiting fees of approximately $4,200 during fiscal 2008 and determined that these fees did not result in any impairment of his independence. In connection with the solicitation of proxies for the Company’s 2006 Annual Meeting of Shareholders, Institutional Shareholders Services (“ISS”) considered Mr. Reilly an affiliated outside director because Korn Ferry provided executive recruiting services to the Company for which it was paid $218,000. ISS recommended withholding votes not only for Mr. Reilly, but for all “inside” directors as well, due to his affiliated designation. ISS categorizes executive recruiting as a professional service similar to accounting or legal services. At that time, the ISS position on that relationship was absolute, lacking any de minimis threshold, unlike the NYSE’s independence requirements.

Since 2007, ISS has applied a $10,000 de minimis threshold. During fiscal 2008, RJA paid Korn Ferry approximately $4,200 in connection with one recruiting engagement, which did not involve an executive officer of the Company. The amount paid to Korn Ferry represented 0.0005% of its fiscal 2008 fee revenue of $790.6 million. Under the NYSE rules, the Company’s Board of Directors determined that the Korn Ferry engagements did not constitute a material relationship since the dollar amount paid to Korn Ferry did not exceed the greater of $1,000,000 or two percent of Korn Ferry’s revenues during the past three years. The Company believes that ISS’s historic position with respect to Korn Ferry’s and Mr. Reilly’s relationship with the Company remains unduly restrictive and inappropriate, because it eliminates the exercise of business judgment on the part of the Company’s Board with respect to Mr. Reilly’s independence.

Mr. Hardwick Simmons is the Company’s Lead Director. As such, he presides at the regular executive sessions of the independent directors. Shareholders and other interested parties may communicate with Company directors, including Mr. Simmons, or any of the individual independent directors, by writing to them at the Company’s headquarters, or by contact through the Company’s website. Communications addressed to the Board of Directors will be reviewed by the Corporate Secretary of the Company and directed to them for their consideration, if appropriate.

It is the Company’s policy that directors attend the Annual Meeting of Shareholders; at the Annual Meeting of Shareholders on February 14, 2008, all of the Company’s directors at that date were present.

DIRECTOR COMPENSATION

Independent directors receive a $25,000 annual retainer, a $5,000 attendance fee for each regular meeting, $500 for each telephonic meeting and a $1,000 attendance fee for Committee service. The Lead Director and the Audit Committee Chair each receive an additional $7,500 as part of their annual retainer, and the Chair of the Corporate Governance, Nominating and Compensation Committee receives an additional $4,000 as part of his annual retainer. Management directors do not receive any additional compensation for service as directors.

There is a non-qualified stock option plan for the Company’s outside directors covering 854,298 shares of the Company’s common stock. These options, 69,375 of which were outstanding at September 30, 2008, are exercisable at prices ranging from $17.07 to $31.82 at various times through February 2013. Outside directors are currently granted 2,500 options each per year.

The table below sets forth the total compensation, and the components thereof, of the Company’s directors who are not Named Executive Officers of the Company.

DIRECTOR COMPENSATION FOR FISCAL YEAR ENDED SEPTEMBER 30, 2008

Name	Fees Paid in Cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change In Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Angela M. Biever (2)	$30,250	—	$10,936	—	—	—	$41,186
Shelley G. Broader (3)	$38,250	—	$3,275	—	—	—	$41,525
Francis S. Godbold (4)	—	—	—	—	—	—	—
H. William Habermeyer, Jr. (5)	$51,500	—	$20,138	—	—	—	$71,638
Dr. Paul W. Marshall (6)	$22,500	—	$16,862	—	—	$331	$39,693
Paul C. Reilly (7)	$53,500	—	$18,087	—	—	—	$71,587
Robert P. Saltzman (8)	$51,000	—	$3,275	—	—	$721	$54,996
Kenneth A. Shields (9)	$46,000	—	$22,368	—	—	$29,721	$98,089
Hardwick Simmons (10)	$58,000	—	$20,138	—	—	$748	$78,886
Susan N. Story (11)	$37,250	—	$3,275	—	—	—	$40,525

(1)	The amounts shown in the Option Awards column represent the amount the Company recognized for financial statement reporting purposes in fiscal year 2008 for the fair value of equity awards granted to the Company’s directors who are not Named Executive Officers in fiscal year 2008 and prior years, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), excluding the impact of estimated forfeitures.

(2)	Ms. Biever resigned from the Company’s Board of Directors effective April 15, 2008.

(3)	As of September 30, 2008, Ms. Broader held outstanding options to purchase 2,500 shares of the Company’s common stock.

(4)	Mr. Godbold is an executive officer, other than a Named Executive Officer, who does not receive any additional compensation for services provided as a director.

(5)	As of September 30, 2008, Mr. Habermeyer held outstanding options to purchase 12,875 shares of the Company’s common stock.

(6)	Dr. Marshall retired from the Company’s Board of Directors effective February 14, 2008.

(7)	As of September 30, 2008, Mr. Reilly held outstanding options to purchase 7,250 shares of the Company’s common stock.

(8)	As of September 30, 2008, Mr. Saltzman held outstanding options to purchase 2,500 shares of the Company’s common stock.

(9)	As of September 30, 2008, Mr. Shields held outstanding options to purchase 15,000 shares of the Company’s common stock. Mr. Shields has been paid a retainer at an annual rate of CDN$30,000 for his services as Non-Executive Chairman of RJ Ltd. (included in All Other Compensation above).

(10)	As of September 30, 2008, Mr. Simmons held outstanding options to purchase 12,875 shares of the Company’s common stock.

(11)	As of September 30, 2008, Ms. Story held outstanding options to purchase 2,500 shares of the Company’s common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Susan N. Story, an independent director of the Company, filed a late Form 4 reflecting a purchase of 500 shares of stock. Paul Marshall, who was a director of the Company until February 14, 2008, filed a late Form 4 with respect to the exercise of 3,375 options due to a change in procedures. Angela Biever, an executive officer of the Company, filed a late Form 4 reflecting a purchase of 500 shares of stock through the Company’s employee stock purchase plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors consists of Paul C. Reilly (Chair), H. William Habermeyer and Shelley G. Broader. This Committee conducts its activities pursuant to a written charter approved by the Board of Directors, which is reviewed annually and was last revised by the Board of Directors on November 27, 2007. The Committee serves as the principal agent of the Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the Company’s financial reporting, the qualifications and independence of the independent registered public accounting firm, the Company’s systems of internal controls and the Company’s procedures for establishing compliance with legal and regulatory requirements.

The Charter of the Audit Committee provides that the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and must approve in advance any work to be performed by the independent registered public accounting firm. The Audit Committee has not established any general pre-approval procedures, but instead reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accounting firm.

In addition to four regularly scheduled meetings during the course of the fiscal year, members of the Audit Committee held five telephonic meetings, generally to review with management and representatives of KPMG LLP the Company’s quarterly financial results prior to release to the public.

Members of the Committee have reviewed and discussed with management and with representatives of KPMG LLP the integrated audit of the consolidated financial statements and internal control over financial reporting for fiscal 2008. The consolidated financial statements for fiscal 2008 are contained in the Company’s Annual Report on Form 10-K. In addition, the Committee reviewed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Committee also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and discussed with KPMG LLP their independence from the Company and its management, and considered their independence in connection with any non-audit services provided. The Audit Committee also reviewed with KPMG LLP the critical accounting policies and practices followed by the Company and certain written communications between KPMG LLP and the management of the Company.

Based on the reviews and discussions referred to above, and in reliance on the representations of management and the independent registered public accounting firm’s report with respect to the financial statements, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2008 for filing with the SEC. The Board of Directors approved the recommendation.

Management is responsible for the Company’s financial statements and the financial reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and issuing reports on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States of America.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as an Audit Committee Financial Expert and as independent as determined under NYSE rules.

Paul C. Reilly, Chair
H. William Habermeyer, Jr.
Shelley G. Broader

December 24, 2008

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy

The Corporate Governance, Nominating and Compensation Committee (“CGN&C Committee”) reviews corporate compensation and benefit plan policies, as well as the structure and amount of all compensation for all members of the Company’s Operating Committee, which includes all but three of the Company’s executive officers and all the Named Executive Officers of the Company. The CGN&C Committee consists of Robert P. Saltzman (Chair), Hardwick Simmons and Susan N. Story. The Company’s Board of Directors normally approves all grants of options and restricted stock, based upon the recommendations of the CGN&C Committee, except for grants made for recruiting and retention awards, which can be made by Operating Committee members, the Chief Operating and Chief Executive Officers and the CGN&C Committee, if they are within specified limits. The Company’s Chief Executive Officer makes recommendations to the CGN&C Committee concerning the compensation of most Operating Committee members, except himself. The Chief Financial Officer makes recommendations to the CGN&C Committee concerning the compensation of directors. The Company does not engage compensation consultants in connection with executive or director compensation. However, it does use comparative compensation surveys from McLagan and trade associations and information from public company disclosures.

The CGN&C Committee’s goal is to establish and maintain compensation policies that will enable the Company to attract, motivate and retain high-quality executives and to ensure that their individual interests are aligned with the long-term interests of the Company and its shareholders. In doing so, individual performance, the compensation of executives of similar firms and the Company’s financial results are considered. The CGN&C Committee was provided executive compensation disclosures from the proxy statements of several publicly traded securities firms as well as the surveys described above for comparative information to use in its decision making process. The Company does not formally benchmark the compensation of its executive officers against those companies.

The Company’s objectives are met through a compensation package which includes four major components — base salary, annual bonus (including restricted stock), stock option awards and retirement plan contributions.

Base Salary and Annual Bonus

For executive officers of the Company, the cash and restricted stock compensation components (base salary and annual bonus) are heavily weighted toward annual bonus. Salaries are reviewed and adjusted in December of each year, consistent with other exempt employees. Typically, executive officer salaries are increased by an amount within a percentage range that is also applicable to other Company employees. Promotions or cases of expanded responsibility are exceptions to this policy.

The CGN&C Committee of the Board of Directors discusses and acts upon the recommendations of Mr. James, the Company’s Chief Executive Officer and largest shareholder, with respect to the base salaries of the Named Executive Officers, other than himself. Mr. James has historically recommended base salary increases by an amount that approximates a percentage range that is also applicable to the overall Company employee population, except for situations involving promotions and/or expanded responsibility. Mr. James typically has the benefit of geographic and industry based compensation surveys when making his recommendations.

Salary increases for calendar year 2008 of the Named Executive Officers (other than Mr. James) were as recommended by Mr. James to the CGN&C Committee. Those recommendations, except for Mr. Sayler whose base salary was not increased, (Mr. Helck 4.1%, Mr. Riess 3.1% and Mr. Julien 4.4%) were within the percentage range for calendar year 2008 that was also applicable to the overall Company employee population (3.0% to 4.5%). Those increases take into account Mr. James’ evaluation of the job performances of those officers and the executive’s experience in the position. Those increases also reflect the Company’s philosophy that base salary is a small component of total compensation for its executive officers and Mr. James’ determination to typically keep those salary increases in line with other base salary increases in the Company.

The bonus formulas for the Named Executive Officers for fiscal 2008 were previously published in the Company’s 2008 Proxy Statement and are republished at page 18 in this Proxy Statement. All of those formulas are based upon contributions to the pre-tax profits of the Company, a subsidiary or department. The emphasis on profit-based compensation serves two functions: it encourages executives to be conscious of the “bottom line” and it aligns the Company’s total compensation structure with profitability, which is advantageous to the firm given the cyclical nature of the securities industry.

In prior years, bonuses were generally based on formulas related solely to the profits of the specific subsidiary/department managed by an executive. Since fiscal 2006, the CGN&C Committee has determined to give some emphasis to the Company’s overall performance in determining bonus payments for some executive officers. Accordingly, the CGN&C Committee has reduced by approximately 25% the percentage of bonus to be awarded based on specific subsidiary/department performance and has established a bonus pool equal to .75% of the Company’s total pre-tax profit (the “Company Performance Bonus Pool”). For fiscal 2008, the Company’s Performance Bonus Pool was allocated equally among the Operating Committee members participating in that pool, i.e., Messrs. Helck, Averitt, Riess, Sayler, Trocin and Zank, consistent with the policy adopted by the CGN&C Committee for fiscal 2007 and beyond that was disclosed in the Company’s 2007 proxy statement. Prior to fiscal 2008, up to 30% of the amount generated by each bonus formula could be withheld based on the subjective performance evaluation by the Chief Executive Officer and the CGN&C Committee. As disclosed in the 2008 Proxy Statement, that percentage increased to 50% for fiscal 2008.

In late October 2008, the CGN&C Committee reviewed the results generated by bonus formulas for fiscal 2008. In late November, because of the enormous impact of the financial markets on the Company’s clients and shareholders, as well as to preserve liquidity in the face of a currently unfavorable business outlook, the Company reduced normal bonus pools by approximately 10% before the annual evaluation process was conducted. Potential bonus awards under the formulas for Named Executive Officers were likewise reduced by 10%, consistent with actions taken with respect to other fiscal 2008 employee bonus pools. Mr. James made recommendations to the CGN&C Committee for the annual bonuses to be awarded to each Named Executive Officer other than himself, based on his assessment of their performance against individual goals he had set. The CGN&C Committee approved those recommendations.

Up to 50% of the potential annual bonus accrual (i.e., the amount generated by an officer’s bonus formula) is awarded based upon the Chief Executive Officer’s subjective evaluation of achievement of performance objectives set by him for the other Named Executive Officers. In the case of Mr. Helck, those objectives included establishing Company financial advisors as premier professionals in the retail securities industry, managing the recruiting programs so as to seek financial advisors with integrity, values, practices and production levels consistent with other goals, fostering the use of financial planning techniques by financial advisors, conducting a rigorous compliance program to detect unsavory and illegal practices on a timely basis and to insure adherence to the Company’s commitments to clients and continuing the development of a retail management team that can enable him to deliver on his goals; Mr. Helck’s bonus was 92% of the amount generated by his fiscal 2008 bonus formula, after the 10% reduction. In the case of Mr. Riess, those objectives included maintaining asset management product performance at above average levels, building institutional business in domestic and foreign markets, providing sales support to the retail segment and growing assets under management; Mr. Riess’ bonus was 95% of the amount generated by his fiscal 2008 bonus formula, after the 10% reduction. In the case of Mr. Sayler, those objectives included recruiting additional taxable fixed income institutional sales and trading professionals, providing superior support to the Private Client Group financial advisors through outstanding service and high quality order entry systems, completing the installation of the new institutional trading clearing system and recruiting new leadership and additional professionals for the Public Finance Department; Mr. Sayler’s bonus was 95% of the amount generated by his fiscal 2008 bonus formula, after the 10% reduction. In the case of Mr. Julien, those objectives included insuring availability of adequate capital, providing high quality financial reporting to the investment community, maximizing investment return on corporate capital, maximizing the value of corporate benefit programs and earning a reasonable return on equity at RJ Bank and Raymond James Trust; Mr. Julien’s bonus was 82% of the amount generated by his fiscal 2008 bonus formula, after the 10% reduction.

In each case, the amount of the bonus awarded to each of the Named Executive Officers was less than the amount generated by the applicable bonus formula. The CGN&C Committee has also approved the bonus formulas for fiscal 2009. The fiscal 2009 bonus formulas for the executive officers most likely to be Named Executive Officers in the 2010 proxy statement are set forth in a table below entitled “Fiscal 2009 Bonus Formulas for Certain Executive Officers as Approved by the CGN&C Committee”.

The Company issues restricted shares of Company stock in lieu of cash for up to 20% of bonus amounts in excess of $250,000. For fiscal year 2008 bonuses, the number of restricted shares issued to members of the Company’s Operating Committee was determined based upon the market value at the date of grant and the number of restricted shares issued to other employees was determined using a 10% discount from the market value at the date of grant. The restricted shares vest after three years. Thus, a portion of annual bonus awards have a retention element.

Stock Options

The third component of the compensation package, incentive and non-qualified stock option awards, is designed, along with the restricted stock, to provide a direct link between the long-term interests of executives and shareholders. Options are granted every two years to key management employees. From time to time, stock options may be granted when a special situation exists, as inducements when employees are hired, or if job performance or a change in job responsibilities warrants. It is the Company’s policy to maintain the number of outstanding options at less than ten percent of the Company’s outstanding shares. As members of the Company’s Operating Committee, all of the Named Executive Officers except Mr. James are granted an equal number of options every two years. During the past five years, the number of outstanding options has represented between 4.6% and 7.3% of the Company’s outstanding shares. The Company first determined how many options to grant to department heads and other key employees in total. The number of options that could be granted without all outstanding options exceeding 7% of outstanding shares was calculated. The number of options granted to those employees in November 2007, in the aggregate was based on that limiting calculation. That total number was allocated among all grantees based upon responsibility and compensation levels. The Operating Committee grantees are awarded the highest number of options among all grantees. The award of options is intended to be a retention and shareholder alignment device rather than a major component of compensation. There is no direct relationship between the number of options granted and the amount of annual bonuses.

No Backdating or Spring Loading. The Company does not back date options or grant options retroactively. In addition, the Company does not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Options for the Company’s stock are granted at fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date. The Company’s general practice is to have grants of options reviewed and recommended by the CGN&C Committee and approved by the Board of Directors, except for grants to new hires and retention grants which can be made by Operating Committee members and the CGN&C Committee in accordance with limits specified by the Board. Such new hire or retention grants are reported to the Board at its next meeting. Fair market value is determined by the closing price on the grant date.

Retirement Plans

The fourth component of the compensation package is Company contributions to various retirement plans, which are based on compensation levels and years of service. The Company maintains three qualified retirement plans: a profit sharing plan, an employee stock ownership plan and a 401(k) plan. Contributions to the profit sharing and employee stock ownership plans, if any, are dependent upon the overall profits of the Company. Since inception of the 401(k) plan in 1987, the Company has matched a portion of the first $1,000 contributed annually by employees to their 401(k) accounts. The plan currently provides for the Company to match 100% of the first $500 and 50% of the next $500 of compensation deferred by each participant annually. These three plans are offered to employees who meet the length of service and minimum hours worked requirements specified in the plans. The Company also maintains a non-qualified long term incentive plan for highly compensated employees, including executive officers. Eligibility is restricted to those who meet certain compensation levels set annually by the CGN&C Committee. The vesting schedule of this plan is designed to encourage long-term employment with the firm. Contributions to this plan are also dependent upon the Company’s earnings.

In addition, the Company has an employee stock purchase plan which allows employees to purchase shares of the Company’s common stock on four specified dates throughout the year at a 15% discount from the market value, subject to certain limitations, including a one-year holding period.

Compensation of the Chief Executive Officer

Mr. James’ base salary for calendar 2008 was $325,000, a 4.2% increase over his 2007 salary of $312,000. This increase reflects the Company’s philosophy that base salary is a small component of total compensation for its executive officers and the CGN&C Committee’s determination to keep his salary increase in line with other base salaries in the Company whose increases were in a range of 3% to 4.5%. The CGN&C Committee considered (i) that the increases for the other Named Executive Officers ranged from zero to 4.4%, (ii) that fiscal 2007 gross revenues, net revenues and profits were records, and (iii) that Mr. James’ salary was below market, in setting his salary increase at the higher end of those ranges.

In determining the bonus paid to Mr. James for fiscal 2008, the CGN&C Committee began with the recognition that it had approved bonuses for other Named Executive Officers and other Operating Committee members that ranged from 82% to 100% of the amounts generated by their bonus formulae, after the 10% reduction. The CGN&C Committee considered that the Company’s net income in fiscal 2008 was down only 7% in a year in which other major financial firms incurred significant losses as well as the bonuses received by chief executive officers of other financial services firms. The CGN&C Committee also reviewed Mr. James’ accomplishments against his personal objectives, which included continued recruitment of productive financial advisors, increasing the ranks of capital markets professionals and profitably investing firm underdeployed cash. Considering all those factors, but acceding to Mr. James’ desire to lead by example in bearing the consequences of bonus reductions, the CGN&C Committee determined to award Mr. James a bonus of $2,750,000, which was 80% of the amount generated by his fiscal 2008 bonus formula, after the 10% reduction.

Stock Ownership Guidelines

The Company grants stock-based compensation in order to align the interests of its employees with those of its shareholders. With the exception of accelerated vesting for death or disability, Company issued options and restricted stock are not transferable. Members of the Company’s Operating Committee are expected to acquire and hold at least 10,000 shares of the Company’s common stock within two years of becoming an Operating Committee member. They are also expected to retain for three years twenty-five percent of the shares of common stock acquired through the exercise of options or vesting of restricted stock.

Derivatives Trading. Company policy permits executive officers to implement only the following strategies with listed options on Company stock: sales of covered calls against Company stock held free and clear in street name and put writing. They are not permitted to purchase puts on Company stock.

Benefits

As salaried, U.S. based employees, the Named Executive Officers participate in health and welfare, and paid time-off benefits designed to enable the Company to attract and retain its workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits.

Perquisites

The Company provides minimal perquisites to its directors and Named Executive Officers, primarily spousal travel expenses in conjunction with sales meetings and the long range planning Board meeting.

Separation and Change in Control Arrangements

None of the Named Executive Officers is a party to a separation or change in control agreement with the Company.

Section 162(m)

None of the salaries of the Named Executive Officers exceed $1 million. The Company believes that the annual bonuses and stock options awarded to the Named Executive Officers constitute performance-based compensation and are deductible for federal income tax purposes.

Limitations on Deductibility Resulting from Company Participation in Capital Purchase Program

The Company has applied for the Capital Purchase Program (“CPP”) administered by the U.S. Department of the Treasury (“Treasury Department”). The CPP provides equity capital under standardized terms to certain financial institutions in order to strengthen their capital structure and facilitate continued lending. If the Company participates in the CPP, deductions for federal income tax purposes of compensation paid to current and future Named Executive Officers would be limited to $500,000 per year, without regard to performance-based compensation and certain deferrals of income, during the period the Treasury Department holds a debt or equity interest in the Company.

Return of Executive Compensation by an Executive

The Company does not have a policy regarding adjustment or recovery of awards/payments if financial results used in performance measures are restated or adjusted such that the award would have been reduced. However, if the Company participates in the CPP, bonus and incentive compensation of current and future Named Executive Officers paid during the period the Treasury Department holds an equity or debt interest must be subject to clawback, if the payments were made based on materially inaccurate financial statements or any other materially inaccurate performance metric.

Review of Senior Executive Incentive Compensation

If the Company participates in the CPP, the CGN&C Committee must, within ninety days after the Treasury Department’s purchase of equity securities from the Company, review incentive compensation arrangements of the Named Executive Officers with senior risk officers to ensure that those incentive arrangements do not encourage the taking of unnecessary and excessive risks and limit any features that do so. Thereafter, the CGN&C Committee must meet annually with senior risk officers to review the relationship between the Company’s risk management policies and the incentive arrangements for the Named Executive Officers. The CGN&C Committee must then certify in this section of future proxy statements that it has completed such reviews.

CGN&C Committee Report

The CGN&C Committee of the Board of Directors, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on the review and discussions, the CGN&C Committee recommended to the Company’s Board of Directors that the CD&A be included in these Proxy Materials.

Corporate Governance, Nominating
and Compensation Committee
Robert P. Saltzman, Chair
Hardwick Simmons
Susan N. Story

December 25, 2008

Fiscal 2008 Bonus Formulas for Named Executive Officers

Executive Officer	Basis
Thomas A. James Chairman and Chief Executive Officer — RJF	1.0% of total Company pre-tax profits.
Chet Helck President and Chief Operating Officer — RJF	0.8% of total pre-tax profits of domestic PCG per PCG Contribution Report*, Raymond James Ltd., and Raymond James Investment Services; plus, participation in the Company Performance Bonus Pool.
Richard K. Riess Executive Vice President — RJF
3.5% of pre-tax profits of Eagle Asset Management, Inc. (“Eagle”) and the Heritage Asset Management load funds division;
plus, 1.75% of pre-tax profits of RJA’s Asset Management Services division;
plus, participation in the Company Performance Bonus Pool.

Van C. Sayler Senior Vice President, Fixed Income — RJA
A portion of the pre-tax profits of RJA’s Fixed Income department equal to:
6.0% on the first $16 million of such profits, plus,
3.75% on such profits exceeding $16 million;
plus, participation in the Company Performance Bonus Pool.

Jeffrey P. Julien Senior Vice President, Finance and Chief Financial Officer — RJF; Chairman, Raymond James Bank, FSB	0.3% of total Company pre-tax profits.

*	The PCG Contribution Report adjusts the Private Client Group financial statement pre-tax profits for items related to the private client group sales force, primarily a credit for interest income on cash balances arising from private clients, and also includes adjustments to actual clearing costs, mutual fund revenues and expenses, credit for correspondent clearing, insurance agency and certain asset management profits, accruals for benefit expenses, profits generated by certain private client support operations and other adjustments. These adjustments may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, and foreign exchange impacts.

Fiscal 2009 Bonus Formulas for Certain Executive Officers as Approved by the CGN&C Committee

Executive Officer	Basis
Thomas A. James Chairman and Chief Executive Officer — RJF	1.0% of total Company pre-tax profits.
Chet Helck President and Chief Operating Officer — RJF	0.8% of total pre-tax profits of domestic PCG per PCG Contribution Report*, Raymond James Ltd., and Raymond James Investment Services; plus, participation in the Company Performance Bonus Pool.
Richard G. Averitt, III Chairman and Chief Executive Officer — RJFS	0.85% of pre-tax profits of RJFS per PCG Contribution Report*; plus, participation in the Company Performance Bonus Pool.
Richard K. Riess Executive Vice President — RJF
3.5% of pre-tax profits of Eagle (excluding results of Eagle’s money market funds) and Eagle Fund Services, Inc.
plus, 1.75% of pre-tax profits of RJA’s Asset Management Services division;
plus, participation in the Company Performance Bonus Pool.

Van C. Sayler Senior Vice President, Fixed Income — RJA
A portion of the pre-tax profits of RJA’s Fixed Income department equal to:
6.0% on the first $16 million of such profits, plus,
3.75% on such profits exceeding $16 million;
plus, participation in the Company Performance Bonus Pool.

Jeffrey E. Trocin Executive Vice President, Equity Capital Markets Group — RJA	5.0% of the pre-tax profits of RJA’s Equity Capital Markets, including European institutional equity sales and trading; plus, participation in the Company Performance Bonus Pool.
Dennis W. Zank President — RJA	3.0% of the pre-tax profits of RJA per PCG Contribution Report*; plus, participation in the Company Performance Bonus Pool.
Jeffrey P. Julien Senior Vice President, Finance and Chief Financial Officer — RJF; Chairman, Raymond James Bank, FSB	0.3% of total Company pre-tax profits.
Paul D. Allison President and Chief Executive Officer — RJ Ltd.	Hiring compensation package included a guaranteed bonus of CDN $1,500,000 for his first fiscal year as CEO of RJ Ltd.

*	The PCG Contribution Report adjusts the Private Client Group financial statement pre-tax profits for items related to the private client group sales force, primarily a credit for interest income on cash balances arising from private clients, and also includes adjustments to actual clearing costs, mutual fund revenues and expenses, credit for correspondent clearing, insurance agency and certain asset management profits, accruals for benefit expenses, profits generated by certain private client support operations and other adjustments. These adjustments may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, and foreign exchange impacts.

The following table summarizes compensation earned for the fiscal years ended September 30, 2007 and September 30, 2008, respectively, for the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	All Other Compensation (3)	Total
Thomas A. James	2008	$322,156	$2,300,000	$639,970	—	$93,444	$3,555,570
Chairman and CEO	2007	$309,000	$3,060,000	$559,994	—	$175,376	$4,104,370

Richard K. Riess	2008	$268,000	$1,452,000	$503,145	$81,683	$62,522	$2,367,350
CEO of Eagle, Executive VP	2007	$259,000	$1,836,000	$207,332	$65,711	$133,555	$2,501,598
of RJF, Managing Director, Asset Management

Chet Helck	2008	$299,000	$1,428,000	$439,149	$76,862	$53,151	$2,296,162
President and COO	2007	$286,750	$1,740,000	$181,744	$136,759	$118,425	$2,463,678

Van C. Sayler	2008	$216,000	$1,364,000	$30,487	$60,432	$48,781	$1,719,700
Senior Vice President	2007	$199,385	$475,000	$55,146	$58,946	$109,613	$898,090
Fixed Income — RJA

Jeffrey P. Julien	2008	$186,000	$772,500	$65,399	$60,449	$53,488	$1,137,836
Senior VP, Finance	2007	$178,000	$832,000	$50,480	$52,230	$112,229	$1,224,939
Chief Financial Officer

(1)	The amounts disclosed in the Bonus column represent the annual cash bonus, as described in the Compensation Discussion and Analysis, awarded to the Named Executive Officers.

(2)	The amounts shown in the Stock Awards and Option Awards columns represent the amount the Company recognized for financial statement reporting purposes in fiscal year 2008 for the fair value of equity awards granted to the Named Executive Officers in fiscal year 2008 and prior years, in accordance with SFAS No. 123(R), excluding the impact of estimated forfeitures related to service-based vesting conditions. As a result, these amounts do not reflect the amount of compensation actually received by the Named Executive Officer during the fiscal year. For a description of the assumptions used in calculating the fair value of equity awards under SFAS No. 123(R), see Note 16 of the Company’s financial statements in its Form 10-K for the year ended September 30, 2008. Under SFAS No. 123(R), equity awards to retirement-eligible employees are expensed over the period from the date of grant to the date at which an employee becomes retirement-eligible. Since Mr. James is retirement-eligible, the expense for his 2008 fiscal year equity award was recognized during the 2008 fiscal year. For Mr. Sayler and Mr. Julien, since they are not retirement-eligible, the expense for their 2008 fiscal year equity awards will be recognized in the Company’s financial statements over the vesting period. Mr. Riess and Mr. Helck are retirement-eligible for awards made pursuant to the Company’s Stock Bonus Plan; however they are not retirement-eligible for awards made pursuant to any other plans in which they participate. This difference in accounting for equity awards under SFAS No. 123(R) results in variability between retirement-eligible employees and non retirement-eligible employees in the Summary Compensation Table.

(3)	Mr. James’ other compensation consists of $46,800 in Long Term Incentive Plan (“LTIP”) contribution, $9,698 in LTIP and Deferred Management Bonus Plan (“DMBP”) loss, $14,333 in commissions, $23,160 in dividends on unvested stock, $13,224 in profit sharing contribution, and $5,625 in Employee Stock Ownership Plan (“ESOP”) contribution. Mr. Riess’ other compensation consists of $46,800 in LTIP contribution, $13,392 in

LTIP and DMBP loss, $10,748 in dividends on unvested stock, $11,991 in profit sharing contribution, $5,625 in ESOP contribution, and $750 in matching Company contributions under 401(k) plan. Mr. Helck’s other compensation consists of $46,800 in LTIP contribution, $21,825 in LTIP and DMBP loss, $785 in commissions, $9,436 in dividends on unvested stock, $11,580 in profit sharing contribution, $5,625 in ESOP contribution, and $750 in matching Company contributions under 401(k) plan. Mr. Sayler’s other compensation consists of $45,566 in LTIP contribution, $17,566 in LTIP and DMBP loss, $1,309 in commissions, $1,312 in dividends on unvested stock, $11,785 in profit sharing contribution, $5,625 in ESOP contribution, and $750 in matching Company contributions under 401(k) plan. Mr. Julien’s other compensation consists of $46,800 in LTIP contribution, $14,854 in LTIP and DMBP loss, $236 in commissions, $2,940 in dividends on unvested stock, $11,991 in profit sharing contribution, $5,625 in ESOP contribution, and $750 in matching Company contributions under 401(k) plan.

GRANTS OF PLAN BASED AWARDS FOR FISCAL YEAR ENDED SEPTEMBER 30, 2008

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)	All Other Option Awards: Number of Securities Underlying Options (2)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Thomas A. James	12/7/2007	18,566			$639,970
Chairman and CEO

Richard K. Riess	11/27/2007		15,000	$30.44	$124,049
CEO of Eagle, Executive VP of RJF,	12/7/2007	9,689			$333,980
Managing Director, Asset Management

Chet Helck	11/27/2007		15,000	$30.44	$124,049
President and COO	12/7/2007	8,993			$309,989

Van C. Sayler	11/27/2007		15,000	$30.44	$124,049
Senior Vice President, Fixed Income	12/7/2007	725			$24,991
of RJA

Jeffrey P. Julien	11/27/2007		15,000	$30.44	$124,049
Senior VP, Finance, Chief Financial Officer	12/7/2007	2,552			$87,967

(1)	The Company grants restricted stock in lieu of a portion of the annual bonus awarded to highly compensated employees (see the Compensation Discussion and Analysis section for more information). Dividends are paid to the holders of the stock. The restricted stock vests approximately three years from the date of grant.

(2)	Options are granted every two years to key management employees (i.e., fiscal year 2008 and fiscal year 2010). See the Compensation Discussion and Analysis section for more information. The stock options vest approximately five years from the date of grant.

(3)	Reflects the grant date fair value of each equity award computed in accordance with SFAS No. 123(R) over the life of the award. For a description of the assumptions used in calculating the fair value of equity awards under SFAS No. 123(R), see Note 16 of the Company’s financial statements in its Form 10-K for the year ended September 30, 2008.

The following table provides information on exercisable and unexercisable options and unvested stock awards held by the Named Executive Officers on September 30, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END SEPTEMBER 30, 2008

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)
Thomas A. James	—	—	—	—		15,994	(2)	$527,482
Chairman and CEO						18,076	(3)	$596,146
						18,566	(4)	$612,307

Richard K. Riess	10,800	5,400	$16.80	2/4/09	(5)	6,278	(2)	$207,048
CEO of Eagle, Executive VP	—	15,000	$24.97	2/1/12	(6)	8,457	(3)	$278,912
of RJF, Managing Director,	—	15,000	$30.44	1/27/13	(7)	9,689	(4)	$319,543
Asset Management

Chet Helck	12,600	5,400	$16.80	2/4/09	(5)	5,997	(2)	$197,781
President and COO	—	15,000	$24.97	2/1/12	(6)	6,455	(3)	$212,886
	—	15,000	$30.44	1/27/14	(8)	8,993	(4)	$296,589

Van C. Sayler	12,600	5,400	$16.80	2/4/09	(5)	1,599	(2)	$52,735
Senior Vice President,	—	15,000	$24.97	2/1/12	(6)	658	(3)	$21,701
Fixed Income of RJA	—	15,000	$30.44	1/27/14	(8)	725	(4)	$23,911

Jeffrey P. Julien	12,600	5,400	$16.80	2/4/09	(5)	1,869	(2)	$61,640
Senior VP, Finance	—	15,000	$24.97	2/1/12	(6)	2,259	(3)	$74,502
Chief Financial Officer	—	15,000	$30.44	1/27/14	(8)	2,552	(4)	$84,165

(1)	The market value of the stock awards is based on the closing market price of the Company’s Common Stock as of September 30, 2008, which was $32.98.

(2)	The stock award was granted on December 2, 2005 and cliff vests in approximately three years from that date.

(3)	The stock award was granted on December 1, 2006 and cliff vests in approximately three years from that date.

(4)	The stock award was granted on December 7, 2007 and cliff vests in approximately three years from that date.

(5)	The option was granted five years and two months prior to the option expiration date. The remaining unexercisable options vest in five years and one month from date of grant.

(6)	The option was granted six years and two months prior to the option expiration date. The unexercisable options vest 25% in three years, 25% in four years, 25% in five years, and 25% in five years and two months from date of grant.

(7)	The option was granted five years and two months prior to the option expiration date. The unexercisable options vest 60% in three years, 20% in four years, and 20% in five years from date of grant.

(8)	The option was granted six years and two months prior to the option expiration date. The unexercisable options vest 60% in three years, 1% in four years, 19% in four years and two months, and 20% in five years and two months from date of grant.

The following table provides information, on an aggregate basis, about stock options that were exercised and stock awards that vested during the fiscal year ended September 30, 2008 for each of the Named Executive Officers.

OPTION EXERCISES AND STOCK AWARDS VESTED FOR FISCAL YEAR ENDED
SEPTEMBER 30, 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1)	Value Realized On Exercise (2)	Number of Shares Acquired on Vesting (3)	Value Realized On Vesting (4)
Thomas A. James	—	—	21,600	$626,400
Chairman and CEO

Richard K. Riess	—	—	9,256	$268,424
CEO of Eagle, Executive VP of RJF, Managing Director, Asset Management

Chet Helck	112,499	$1,570,048	10,491	$304,239
President and COO

Van C. Sayler	—	—	2,467	$71,543
Senior Vice President, Fixed Income of RJA

Jeffrey P. Julien	—	—	2,097	$60,813
Senior VP, Finance Chief Financial Officer

(1)	Total number of shares underlying the options exercised during fiscal year 2008.

(2)	Amounts in this column reflect the difference between the market price on the date of exercise and the exercise price of the options exercised, multiplied by the number of options exercised.

(3)	Total number of restricted shares that vested during fiscal year 2008.

(4)	The value of the shares on November 26, 2007 (the date of vesting) using the closing market price for the Company’s common stock, which was $29.00.

The table below reflects Company credits and deemed earnings thereon under two deferred compensation plans for the Company’s Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1)	Aggregate Loss in Last Fiscal Year (1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End (2)
Thomas A. James	—	$46,800	($9,698)	$45,323	$826,040
Chairman and CEO

Richard K. Riess	—	$46,800	($13,392)	$45,323	$679,012
CEO of Eagle, Executive VP of RJF, Managing Director, Asset Management

Chet Helck President and COO	—	$46,800	($21,825)	$38,023	$350,709

Van C. Sayler	—	$45,566	($17,566)	$45,323	$512,883
Senior Vice President, Fixed Income of RJA

Jeffrey P. Julien	—	$46,800	($14,854)	$29,267	$465,296
Senior VP, Finance Chief Financial Officer

(1)	The amounts presented in these columns are reported as other compensation in the Summary Compensation Table.

(2)	The amounts presented in this column include previously and currently reported compensation with regards to LTIP contributions made by the Company. The following amounts represent vested balances of the Named Executive Officers at September 30, 2008: Mr. James $784,522, Mr. Riess $637,494, Mr. Helck $165,872, Mr. Sayler $328,046 and Mr. Julien $297,972.

The Company’s Long Term Incentive Plan (“LTIP”), originally adopted effective October 1, 2000, is an unfunded deferred compensation plan benefiting key management and other highly compensated employees. Under the LTIP, the Company determines each year which employees will be participants for that plan year and then establishes an account on its books for that plan year for each participant. Although the Company can elect to use other allocation formulas, historically, the allocations under the LTIP have been made based upon the individual participant’s level of compensation above a minimum, and not in excess of a maximum, amount (for fiscal 2008, these amounts were $225,000 and $825,000, respectively). The CGN&C Committee or its designee then decides the percentage, if any, by which that compensation is multiplied to determine the amount credited to each participant’s account for the particular plan year. Each account is thereafter credited (or debited), based upon the account’s allocable share of the return that would have been earned (including any negative return) had all accounts been invested in a group of unaffiliated mutual funds. The Chief Executive and Chief Financial Officers select those mutual funds each year, pursuant to authority delegated by the CGN&C Committee. Annual allocations and their deemed earnings vest after five years, subject to earlier vesting in the case of death, disability or separation of service after attaining age 65. In the case of early retirement, a participant can continue to accrue vesting credit after such retirement so long as certain non-competition covenants are not violated. The Company pays the vested account balance in a cash lump sum after five years of credited service, subject to earlier payment in the case of death, disability or separation of service after normal retirement age and subject to certain deferral rights that must be exercised at least twelve months in advance. Because the account balances are unfunded, they represent only unsecured claims in the event of a Company bankruptcy.

The Company’s Deferred Management Bonus Plan (“DMBP”), which was originally adopted effective as of October 1, 1989, preceded the LTIP. The DMBP remains in effect to administer certain amounts credited prior to the adoption of the LTIP. The last bonus allocation that was made to the DMBP was with respect to fiscal year 1999. Since that time, additional amounts credited to the DMBP accounts have been based on a deemed interest return on the amounts in the respective DMBP accounts. Like the LTIP, the DMBP is an unfunded plan that was established to benefit key management and other highly compensated employees. For fiscal years 1990 through 1999, each participant’s account was credited with an amount, if any, determined by the Company in a manner similar to the LTIP. During such period and thereafter, participants’ accounts have been credited with a deemed interest return, based upon the average annual interest rate payable by RJA on brokerage client account funds. Annual amounts credited to a participant’s account and the deemed interest vest ratably over an eight year period, subject to earlier vesting in the case of death, disability, attaining age 65 or a qualified early retirement. The Company pays the vested account balance as soon as practical after the end of a plan year in which death or disability occurs and pays the vested account balance as soon as practical after the end of the plan year following the plan year in which retirement occurs after attaining age 65 or following certain other separations from service, subject to forfeiture upon violation of certain non-competition provisions prior to the date of distribution. Other provisions apply in the case of early retirement. Because the account balances are unfunded, they represent only unsecured claims in the event of a Company bankruptcy.

TRANSACTIONS WITH RELATED PERSONS

Review of Related Person Transactions

The Corporate Governance, Nominating and Compensation Committee adopted a Related Person Transaction Approval Policy which is in writing and administered by that Committee. This policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Under the policy, Company management will determine whether a transaction meets the requirements of a related person transaction requiring review by the Committee. Transactions that fall within this definition will be referred to the Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company. If the Company becomes aware of an existing transaction with a related person which has not been approved under this policy, the matter will be referred to the Committee. The Committee will evaluate all options available, including ratification, revision or termination of such transaction. For purposes of the policy, the term “related person” has the meaning ascribed to it in SEC regulation S-K 404(a) “Transactions with related persons, promoters and certain control persons.”

Transactions

The Company, in the ordinary course of its business, makes bank loans to, and holds bank deposits for certain of its officers and directors and also extends margin credit in connection with the purchase of securities to certain of its officers and directors who are affiliated with one of the Company’s broker-dealers, as permitted under the Sarbanes-Oxley Act (the “Act”). These transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons, and do not involve more than normal risk of collectability or present other unfavorable features. The Company also, from time to time and in the ordinary course of its business, enters into transactions involving the purchase or sale of securities as principal from, or to, directors, officers and employees and accounts in which they have an interest. These purchases and sales of securities on a principal basis are effected on substantially the same terms as similar transactions with unaffiliated third parties.

The Company has from time to time established private investment funds to permit certain officers to participate in its merchant banking, venture capital and other similar activities by investing alongside the funds that it raises and manages for non-employee investors. Trusts benefiting family members of these officers have also invested in these funds. One employee “alongside” fund is not subject to a management carried interest. In addition, certain of our directors and executive officers from time to time may invest their personal moneys in funds managed by subsidiaries of the Company on substantially the same terms and conditions as other similarly situated investors in these funds who are neither directors nor officers.

None of the directors, executive officers or affiliated entities received distributions of profits earned on investments made by, and other income from, any fund from which total distributions, including return of capital invested by such directors and officers, exceeded $120,000 in fiscal 2008.

In 1998, as a retention vehicle, the Company extended non-recourse loan commitments to approximately 84 employees for investments in the Raymond James Employee Investment Fund I, L.P., including the following executive officers: Richard G. Averitt, Jeffrey P. Julien, Richard K. Riess, Van C. Sayler, Jeffrey E. Trocin and Dennis W. Zank. Committed loan amounts to these individuals have now been fully funded and ranged from $38,400 to $153,600 plus interest per person, with outstanding balances ranging from $7,076 to $28,304 at September 30, 2008.

Similarly in 2001, the Company extended non-recourse loan commitments to approximately 75 employees for investments in Raymond James Employee Investment Fund II, L.P.; including Richard G. Averitt, Tim Eitel, Chet B. Helck, Thomas A. James, Jeffrey P. Julien, Paul L. Matecki, Van C. Sayler, Jeffrey E. Trocin, and Dennis W. Zank. Committed loan amounts to these individuals have now been fully funded and ranged from $66,667 to $333,335 plus interest per person, with outstanding balances of $19,671 to $98,355 at September 30, 2008.

All of the foregoing loan commitments were entered into prior to the passage of the Act in 2002. Under the Act, the Company is permitted to complete the funding of those commitments.

Thomas A. James permits the Company to display over 1,500 pieces from his nationally known art collection throughout the Raymond James home office complex, without charge to the Company. The art collection is a marketing attraction for businesses and other organizations, and the Company provides regular tours for clients and local schools, business groups and nonprofit organizations. In return, the Company bears the cost of insurance and the salaries of two staff persons who serve as curators for the collection and conduct business tours. The total cost to the Company for these items during fiscal 2008 was approximately $94,500.

In fiscal 2008, one subsidiary of the Company paid approximately $4,200 in recruiting/placement fees to Korn Ferry International, of which Paul C. Reilly, a director of the Company, is Chairman. See “Information Regarding Board and Committee Structure” above with respect to considerations of Mr. Reilly’s independence.

Courtland James, a son of Thomas A. James, is the Company’s Director of Human Resources. He was paid compensation for fiscal 2008 of $278,751. Huntington James, a son of Thomas A. James, is employed in a non-executive position by the Company. He was paid compensation for fiscal 2008 of $224,908. Donald Blair, the son-in-law of Francis S. Godbold, is an investment banker with RJA. He was paid compensation for fiscal 2008 of $798,265, a portion of which was paid in restricted stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table includes stock options and restricted stock that can be issued pursuant to the Company’s stock-based compensation plans. The table below does not include equity compensation plans that meet the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, namely the Profit Sharing Plan and Employee Stock Ownership Plan as of September 30, 2008.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights (1)	(c) Number of securities remaining available for future issuance under equity compensation plans. (Excludes securities reflected in column (a))
Equity compensation plans approved by shareholders (2)	3,866,619	$24.77	12,074,825	(3)
Equity compensation plans not approved by shareholders (4)	1,853,018	$22.72	1,194,115
Total	5,719,637	$24.10	13,268,940

(1)	The weighted-average exercise price does not take into account the shares issued under the Company’s restricted stock and employee stock purchase plans, which have no exercise price.

(2)	The Company has six plans that were approved by shareholders: the 1992 and 2002 Incentive Stock Option Plans, the 2003 Employee Stock Purchase Plan, the 2005 Restricted Stock Plan, as amended, the 2007 Stock Bonus Plan and the 2007 Stock Option Plan for Independent Contractors.

(3)	Includes 2,596,289 shares remaining available for issuance under the 2007 Stock Bonus Plan, 931,504 shares remaining available for issuance under the 2005 Restricted Stock Plan, as amended, and 763,209 shares remaining available for issuance under the 2003 Employee Stock Purchase Plan as of September 30, 2008. Subsequent to September 30, 2008, the Board of Directors has approved amendments to the 2005 Restricted Stock Plan and the 2003 Employee Stock Purchase Plan to increase the number of shares available for future issuance under these plans (see Proposals 3 and 4 below for more information).

(4)	The Company has two non-qualified option plans that were not required to be approved by shareholders under which it will continue to grant awards.

The material features of the Company’s equity compensation plans which have not been approved by shareholders are, as required by the SEC rules, described below. These descriptions do not purport to be complete and are qualified in their entirety by reference to the plan documents which are included as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

Under one of the Company’s non-qualified stock option plans, the Company may grant options to the Company’s outside directors. Options vest over a three-year period from grant date provided that the director is still serving on the Board of the Company. Under the Company’s second non-qualified stock option plan, the Company may grant options to key management personnel. Option terms are specified in individual agreements and expire on a date no later than the tenth anniversary of the grant date. Under all plans, the exercise price of each option equals the market price of the Company’s stock on the date of grant.

The Company’s 1990 Stock Option Plan for Independent Contractors was not approved by shareholders. Options remain outstanding under the 1990 plan. Options are exercisable five years after grant date provided that the Independent Contractor Financial Advisor is still associated with the Company. The 1990 plan was succeeded by the 2007 Stock Option Plan for Independent Contractors which was approved by the shareholders in February 2007.

Two of the Company’s restricted stock plans were not approved by shareholders. Shares have not been issued under the 1999 Restricted Stock Plan since it was succeeded by the 2005 Restricted Stock Plan upon the shareholders’ approval of that plan in February 2005.

No additional shares will be issued under the Company’s 1999 Stock Bonus Plan. That plan was succeeded by the 2007 Stock Bonus Plan which was approved by the shareholders in February 2007. Like the 1999 Stock Bonus Plan, restricted shares are issued under the 2007 Stock Bonus Plan to most officers and certain other employees at a 10% discount in lieu of cash for 10% to 20% of annual bonus amounts in excess of $250,000. Operating Committee members do not receive that 10% discount.

The shares are generally restricted for a three year period, during which time the shares are forfeitable in the event of voluntary termination. The compensation cost is recognized over the three year vesting period based on the market value of the shares on the date of grant.

PROPOSAL 2:	TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009, and the Board of Directors has directed that management submit the appointment of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. KPMG LLP has served as the Company’s independent registered public accounting firm since 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement at the Annual Meeting and will be available to respond to appropriate questions.

Neither the Company’s By-Laws nor other governing documents or law require shareholder ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board of Directors recommended, and the Board of Directors is, submitting the appointment of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

Ratification of the appointment of KPMG LLP will require that the votes cast favoring the appointment exceed the votes cast opposing it.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows information about fees paid by Raymond James Financial, Inc. to KPMG LLP related to the fiscal years indicated. All fees were approved by the Audit Committee (see discussion in the “Report of the Audit Committee of the Board of Directors”).

	2008	2007
Audit fees	$1,937,992	$1,973,916
Audit-related fees	—	—
Tax fees(a)	137,457	109,050
All other fees	8,500	—

(a)	Tax fees include fees related to the preparation of Canadian tax returns, consultation on various tax matters and support during income tax audit or inquiries.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 3:	TO APPROVE AN AMENDMENT TO THE 2005 RESTRICTED STOCK PLAN

Background

Under the 2005 Raymond James Financial, Inc. Restricted Stock Plan, as amended (the “2005 Restricted Stock Plan”), the Company is authorized to issue up to (i) 4,250,000 restricted shares of common stock and restricted stock units (“RSUs”) in total and (ii) 1,350,000 restricted shares and RSUs in any fiscal year (subject to adjustments for stock splits and the like) to employees and independent contractor registered representatives. That 4,250,000 share/unit number represents the 1,500,000 shares initially authorized when the plan was adopted in February 2005, adjusted to reflect the impact of the Company’s March 2006 three-for-two stock split, and increased by 2,000,000 shares by an amendment to the plan adopted in February 2007. The common stock to be delivered under the 2005 Restricted Stock Plan will be authorized and unissued shares or previously issued shares reacquired by the Company, or both.

At December 24, 2008, approximately 4,176,655 restricted shares and RSUs had been awarded under the 2005 Restricted Stock Plan. Awards are made in connection with the initial employment or association of individuals and, pursuant to retention strategies, to individuals who are determined by management to be responsible for a significant contribution to the growth and/or profitability of the Company.

The Board of Directors has determined that the growth of the Company and the need to continue to attract and retain valuable employees and independent contractor registered representatives warrants the increase in the number of shares available in total by 6,175,000 and in any fiscal year by 650,000. During the last two fiscal years, the opportunity to recruit new financial advisors and other professionals exceeded the estimates made by the Company in determining the size of the share increase requested in the 2007 proxy statement and the associated annual limit. That situation was further exacerbated by the decline in the Company’s stock price which resulted in more shares being issued with respect to dollar denominated inducements offered to recruits. As a result, the CGN&C Committee increased the annual limit to 1,200,000 in August 2007 and to 1,350,000 in May 2008. The Company reached the later annual limit by the end of the 2008 fiscal year. Accordingly, the Board of Directors has proposed that shareholders approve an amendment to the 2005 Restricted Stock Plan, which will increase the number of shares available under the plan in total by 6,175,000 to 10,425,000 and in any fiscal year by 650,000 to 2,000,000 (before adjustments for stock splits, stock dividends, etc.).

Summary of the 2005 Restricted Stock Plan

The 2005 Restricted Stock Plan was approved by the shareholders at the February 2005 annual meeting. It was amended by the CGN&C Committee in February 2006 to provide for the issuance of RSUs. The 2005 Restricted Stock Plan was amended again by the CGN&C Committee in May 2006 to clarify that certain adjustments to the number of shares covered by the 2005 Restricted Stock Plan would occur automatically in the future upon certain triggering events and as described in the prior paragraph.

Awards of restricted stock and RSUs under the 2005 Restricted Stock Plan are be determined by the CGN&C Committee based upon recommendations from management, except that awards in connection with initial employment or association may be granted by senior officers if within specified limits. Because it is generally within the discretion of the CGN&C Committee to determine which participants receive awards and the number of shares of restricted stock received, it is not possible at the present time to determine the amount of awards or the number of individuals to whom awards will be made under the 2005 Restricted Stock Plan. However, the executive officers of the Company named in the table under the caption of “Summary Compensation Table” herein are among the employees who would be eligible to receive awards under the 2005 Restricted Stock Plan.

The shares of restricted stock are valued at the market price of the Company’s common stock on the date of the award. RSUs are valued at the average price of the shares of common stock purchased in the open market with respect to the future settlement of RSUs awarded on a given date. The restrictions regarding disposition of shares and RSUs are governed by the terms of the award and may vary for each participant; generally, however, shares and RSUs awarded under the 2005 Restricted Stock Plan will not vest until three years after the date of the award, except in the event of death or disability whereupon the restrictions would lapse. Upon retirement of a participant, a portion of the award may vest based upon the years of service of the participant and satisfying the applicable restrictions on post retirement competition. For purposes of the 2005 Restricted Stock Plan, unless otherwise defined in the grant of the specific award to the participant, retirement is defined as a participant’s separation of service from the Company or any subsidiary after attainment of age 65. Voluntary termination of employment (other than by way of retirement) or termination of employment for cause by the Company or any subsidiary results in forfeiture of shares for which the restricted period has not expired. Restricted shares so forfeited become available for future awards under the 2005 Restricted Stock Plan.

The 2005 Restricted Stock Plan is designed to comply with Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and, to the extent applicable, with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

Awards under the 2005 Restricted Stock Plan are generally subject to no special provisions upon the occurrence of a change in control transaction with respect to the Company and it is not anticipated that there would be any automatic acceleration of vesting upon the occurrence of a change in control transaction.

The CGN&C Committee may, at any time and from time to time, amend or terminate some or all of the provisions of the 2005 Restricted Stock Plan. However, any such termination or amendment shall be subject to the approval of the Board of Directors and/or shareholders of the Company where required by federal or state law or by applicable NYSE rules. In any event, neither an amendment to nor termination of the 2005 Restricted Stock Plan shall adversely affect any right of any recipient with respect to any restricted stock previously granted, without the written consent of the recipient.

A copy of the 2005 Restricted Stock Plan as proposed to be amended is annexed as Appendix A to this proxy statement.

The benefits that will be awarded under the 2005 Restricted Stock Plan in the future are not determinable at this time, a total of 893,316 shares and 261,518 RSUs were granted under the 2005 Restricted Stock Plan during fiscal 2008, of which 15,000 restricted shares and 16,186 RSUs were granted to certain executive officers of the Company who were not one of the Named Executive Officers. The dollar value of the restricted shares and RSUs granted to those executive officers was $452,250 and $479,430, respectively, on the grant date.

Required Vote

Approval of the amendment to the 2005 Restricted Stock Plan will require that the votes cast favoring approval of the amendment to the 2005 Restricted Stock Plan exceed the votes cast opposing it.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 4:	TO APPROVE AN AMENDMENT TO THE 2003 EMPLOYEE STOCK PURCHASE PLAN

Background

In fiscal year 2003, the Board of Directors and the shareholders of the Company approved and adopted the Raymond James Financial, Inc. 2003 Employee Stock Purchase Plan (the “2003 ESPP”). The 2003 ESPP originally authorized the issuance of up to 1,500,000 shares of the Company’s common stock. The original authorized share number has subsequently been adjusted to reflect the Company’s March 2004 and March 2006 three-for-two stock splits, such that as of November 24, 2008, 763,209 shares of common stock remained available for issuance pursuant to the 2003 ESPP. The Board of Directors does not believe that such number is sufficient to allow for contemplated share issuances in the coming year and certainly not for years thereafter. The common stock delivered under the 2003 ESPP consists of authorized and unissued shares or previously issued shares reacquired by the Company, or both.

The Board of Directors continues to believe that the 2003 ESPP is important to the Company’s success, that it will continue to provide an incentive to employees to remain in their capacities with the Company and/or its subsidiaries, and that it will encourage them to promote the best interests of the Company by continuing to afford them the opportunity to acquire or enlarge their respective stock ownership in the Company. The Board of Directors has determined that these factors warrant the increase in the number of shares available under the 2003 ESPP by an additional 4,000,000 shares.

Accordingly, the Board of Directors, on November 25, 2008, approved an amendment to the 2003 ESPP increasing the number of shares available under the plan by an additional 4,000,000 shares, such that the aggregate number of shares available for grant as of that date pursuant to the 2003 ESPP was increased to 4,763,209 shares. Additionally, the Board of Directors has proposed and recommended that such amendment be approved by the shareholders of the Company. The Company’s shareholders are being asked to approve the proposed amendment to the 2003 ESPP so that participating employees may receive the special tax treatment provided by the Internal Revenue Code of 1986, as amended.

The following description of the 2003 ESPP, as proposed to be amended by this proposal, is a summary, does not purport to be complete, and is qualified in its entirety by the full text of the 2003 ESPP, as proposed to be amended. A copy of the 2003 ESPP, as proposed to be amended, is attached hereto as Appendix B and has been filed with the SEC with this Proxy Statement.

Summary of the 2003 Employee Stock Purchase Plan

The 2003 ESPP was approved by the shareholders at the February 2003 annual meeting and has a term of ten years, ending February 12, 2013. The purpose of the plan is to incentivize employee participants to purchase shares of common stock of the Company by allowing them to purchase such shares at a significant discount. It is believed that such ownership will provide mutual benefit to the employees and the Company. The plan is administered by the CGN&C Committee of the Board of Directors, which acts as the Employee Stock Purchase Plan Committee contemplated by the plan. The Employee Stock Purchase Plan Committee has full power to interpret the plan, and its decisions are final and binding upon all participants.

All full time employees of the Company and its subsidiaries are eligible to participate in the plan, provided that they are employed on the first date of a given quarterly period under the plan. However, no employee will be eligible to participate in the plan if, immediately after the grant of an option to purchase stock under the plan, that employee would own 5% or more of the voting power or the value of all classes of stock of the Company. As of December 2, 2008, there were approximately 6,000 employees of the Company and its participating subsidiaries who were eligible to participate in the plan. Participants may contribute amounts to the plan to be used to purchase shares of common stock pursuant to the plan through regular, after-tax payroll deductions or through timely lump sum payments to the Company.

In the event of any stock dividend, stock splits, stock constrictions or any other material change in the capital structure of the Company by way of reclassification, reorganization or recapitalization, the aggregate number of shares of common stock which may be issued under the plan and the number of shares of common stock that may be purchased under any option then or thereafter in effect and the purchase price to be paid therefor shall be appropriately and equitably adjusted.

The Board of Directors may at any time terminate or amend the plan, provided that no such amendment or termination shall affect options previously granted in a way that will adversely affect participants. In the event that an amendment by the Board of Directors allows for the sale of more shares than previously allowed to be sold under the plan or changes the employees eligible to participate in the plan, then shareholder approval of such amendment will be required within twelve months of such amendment.

On the first day of each December, March, June, and September (each an “option grant date”), pursuant to the plan, participants are granted an option to purchase shares of the Company’s common stock at a purchase price per share equal to 85% of the fair market value of a share measured on the option grant date (or if such date is not a trading day, the fair market value measured on the next preceding trading day). During the three months ending on each option grant date, participants are able through payroll deductions or lump sum contributions to contribute after-tax amounts to the plan, which amounts are to be used to purchase shares. On the next business day following each option grant date, the options are exercised using all of the amounts previously contributed by each participant (subject to purchase limitations described below). To the extent not exercised, all such options expire on the exercise date. The number of shares that can be purchased in any calendar year by any individual is limited to the lesser of: (1) 1,000 shares; (2) shares with an aggregate fair market value of $25,000; or (3) shares with an aggregate fair market value of 20% of the individual’s annual compensation. Shares purchased through the plan must, by agreement and the terms of the plan, be held by the employee for one year, after which time the employee is free to dispose of the stock.

On December 24, 2008, the last reported sale price of the common stock of the Company in NYSE composite trading was $17.34 per share.

New Plan Benefits

Since benefits and amounts to be received under the plan, as amended, depend on employees’ elections to participate and the fair market value of the common stock of the Company at various future dates, it is not possible to determine future benefits or amounts that will be received by executive officers and other employees, either individually or collectively, if the amendment to the plan is approved by the shareholders. Non-employee directors are not eligible to participate in the plan.

Federal Income Tax Consequences

The plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended. Accordingly, with such qualification, no income will be recognized by the employee at the time shares are purchased under the plan. However, upon disposition of purchased shares prior to expiration of the two year period beginning on the option grant date, the excess (if any) of the fair market value of the shares measured on the date of share purchase over the employee’s purchase price will be taxable to the employee as compensation. Any increase or decrease in fair market value from the date of purchase to the date of disposition will generate a capital gain or loss to the employee.

The Company will derive no tax deduction from the sale of shares under the plan as long as such shares are held by the employee for a period of two years from the option grant date. If shares are disposed of by the employee prior to the expiration of such period, the Company will ordinarily be entitled to a tax deduction, as compensation expense, equal to the excess (if any) of the fair market value of the shares at the date of their purchase over the employee’s purchase price. Such deduction would be available to the Company in the period of disposition by the employee.

The foregoing discussion of tax consequences is intended to be only a summary and is based solely on federal income tax laws in effect as of the date hereof applicable to plans qualified under Section 423 of the Internal Revenue Code of 1986, as amended. The summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

Required Vote

Approval of the amendment to the 2003 ESPP will require that the votes cast favoring approval of the amendment to the 2003 ESPP exceed the votes cast opposing it.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Proposals which shareholders intend to present at the 2010 Annual Meeting of Shareholders must be received by the Company’s Secretary no later than September 7, 2009 to be eligible for inclusion in the proxy material for that meeting or otherwise submitted at the meeting.

Management knows of no matter to be brought before the meeting which is not referred to in the Notice of Meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

/s/ Paul L. Matecki, Secretary
January 5, 2009

APPENDIX A

COMPOSITE VERSION OF
2005
RAYMOND JAMES FINANCIAL, INC.
RESTRICTED STOCK PLAN

(Initially effective February 17, 2005 and amended on February 16, 2006, May 24, 2006, November 27, 2006 (the November 27, 2006 amendments were approved by shareholders on February 15, 2007), August 22, 2007 and May 21, 2008 and including proposed amendments indicated by bold typeface)

SECTION 1
PURPOSE OF THE PLAN

The name of this plan is THE 2005 RAYMOND JAMES FINANCIAL, INC. RESTRICTED STOCK PLAN (the “Plan”). The purpose of the Plan is to enable RAYMOND JAMES FINANCIAL, INC. (the “Company”) and its Subsidiaries to attract, retain and motivate employees and independent contractors associated with the Company, to compensate them for their contributions or anticipated contributions to the growth and profits of the Company and to encourage ownership of stock in the Company on the part of such personnel. The Plan provides incentives to employees and independent contractors associated with the Company or to be associated with the Company, which are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

SECTION 2
DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)  “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” shall refer to such Committee, except where the context otherwise requires or the terms hereof provide for authority to be exercised or decisions made by the Board in direct relation to the Committee.

(b)  “Cause” means termination by the Company or a Subsidiary of a Participant’s employment or association with the Company upon (i) the willful and continued failure by such Participant to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on a Participant’s part shall be deemed “willful” unless done, or omitted to be done, by such Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or a Subsidiary.

(c)  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d)  “Committee” means the Corporate Governance, Nominating and Compensation Committee of the Board, appointed by the Board from among its members and shall consist of not less than three members thereof who are and shall remain Committee members only so long as they remain “disinterested persons” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(e)  “Disability” means permanent and total disability as determined under the Company’s long-term disability plan.

(f)  “Eligible Person” means an employee or a potential employee of the Company or any Subsidiary as well as independent contractors associated with or to be associated with the Company or its Subsidiaries as described in Section 3.

(g)  “Participant” means an Eligible Person selected or ratified for selection by the Committee or a senior executive officer of the Company, pursuant to the Committee’s authority or the officer’s authority, as the case may be, in Section 6, to receive an Award of Restricted Stock or of an Award of a Restricted Stock Unit.

(h)  “Restricted Period” means the period during which the restrictions on the Restricted Stock or the Restricted Stock Unit are in effect.

(i)  “Restricted Stock” means an award of shares of Stock that is subject to the restrictions set forth in Section 5.

(j)  “Restricted Stock Unit” means an award of the right to receive Stock or cash or a combination thereof upon settlement that is subject to the restrictions set forth in Section 5A.

(k)  “Retirement” means, unless otherwise defined in the documented grant of the specific award to the Participant, a Participant’s separation of service from the Company or any Subsidiary after attainment of age 65.

(l)  “Section 16(a) Person” means any officer or director of the Company or any Subsidiary who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

(m)  “Stock” means the common stock of the Company, $.01 par value.

(n)  “Subsidiary” means any corporation (other than the Company) 50% or more of the total combined voting power of all classes of stock of which is owned, directly or indirectly, by the Company.

SECTION 3
ELIGIBILITY AND PARTICIPATION

Employees of the Company and its Subsidiaries and/or persons being recruited for employment, as well as independent contractors associated with and/or being recruited for association with the Company or its Subsidiaries, who are or will be responsible for or contribute to the management, growth and/or profitability of the Company or its Subsidiaries shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Persons.

SECTION 4
AMOUNT AND FORM OF AWARDS

(a)  The Committee, in its sole discretion, shall determine and grant the awards of Restricted Stock and Restricted Stock Units to be granted under the Plan, provided, however, that awards under this Plan may be determined and granted by senior executive officers of the Company, based on recommendations of various departments or Subsidiaries of the Company, in connection with the initial association of an individual who upon association will qualify as an Eligible Person. A Participant will receive such awards in Restricted Stock or Restricted Stock Units, as designated in the grant.

(b)  The maximum number of shares of Stock which may be issued under the Plan as Restricted Stock or which may be covered by Restricted Stock Units, when aggregated, shall be (1) 10,425,000 in total and (2) 2,000,000 in any fiscal year, subject to adjustment as provided in Section 7, and, with respect to any Restricted Stock, such shares may be authorized but unissued shares, or previously issued shares reacquired by the Company, or both. In the event Restricted Stock or a Restricted Stock Unit is forfeited prior to the end of the Restricted Period, the shares of Stock so forfeited or the number of shares to which the forfeited Restricted Stock Unit relates, shall immediately become available for future awards.

SECTION 5
RESTRICTED STOCK

(a)  The number of shares of Restricted Stock awarded to a Participant under the Plan will be determined in accordance with Section 4(a). For purposes of this Plan, the fair market value of Stock for an award will be the Stock’s closing price on the New York Stock Exchange or the last sale price on any other national securities exchange registered under the Securities and Exchange Act of 1934, as amended, upon which the Stock is then listed on such date, or if the Stock was not traded on such date, on the next preceding day on which sales of shares of the Stock were reported, all as determined by the Committee.

(b)  A “book entry” (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence an award of shares of Restricted Stock to a Participant. All shares of Restricted Stock shall be held in an individual account for each Participant until the Restricted Period (as defined in Section 5(c)) has expired. Such Company records shall, absent manifest error, be binding on the Participants.

(c)  The shares of Restricted Stock awarded pursuant to this Section 5 shall be subject to the restrictions and conditions set forth in the underlying contracts with the Participants and/or as set forth in the documented grant of any award pursuant to this Plan to the Participants.

(d)  Unless the Committee in its sole discretion shall determine otherwise at or prior to the time of the grant of any award, the Participant shall have the right to direct the vote of his shares of Restricted Stock during the Restricted Period. The Participant shall have the right to receive any regular dividends on such shares of Restricted Stock. The Committee shall in its sole discretion determine the Participant’s rights with respect to extraordinary dividends on the shares of Restricted Stock.

(e)  Shares of Restricted Stock shall be delivered to the Participant in accordance with Section 9(a) promptly after, and only after, the Restricted Period shall expire (or such earlier time as the restrictions may lapse in accordance with Section 5(c)) without forfeiture in respect of such shares of Restricted Stock.

(f)  Subject to the provisions of Section 5(c), the following provisions shall apply to a Participant’s shares of Restricted Stock prior to the end of the Restricted Period (including extensions):

(i)  Upon the death or Disability of a Participant, the restrictions on his or her Restricted Stock shall immediately lapse. Upon the death of a Participant, such Participant’s Restricted Stock shall transfer to the Participant’s beneficiary as such beneficiary is designated on a form provided by the Company, or if no beneficiary is so designated, by will or the laws of descent and distribution.

(ii)  Upon the Retirement of a Participant, and after satisfaction of a non-compete provision as set forth below, any unvested Restricted Stock shall vest on a pro-rated basis (with the pro-ration being determined by comparing completed years of service since the date of initial award to the vesting schedule or by such other pro-ration method as may otherwise be set forth in the underlying contract with the Participant or in the documented grant of the specific award to the Participant). For purposes of this subparagraph (f)(ii), a Participant shall be deemed to have not satisfied the non-compete provision if the Participant, within one year after the date of retirement:

(1)	discloses the list of the Company’s or a Subsidiary’s customers or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; or

(2)	discloses to any person, firm, corporation, association, or other entity any information regarding the Company’s or a Subsidiary’s general business practices or procedures, methods of sale, list of products, personnel information and any other valuable confidential business or professional information unique to the Company’s or a Subsidiary’s business; or

(3)	owns more than five percent (5%) of, manages, operates, controls, is employed by, acts as an agent for, participates in or is connected in any manner with the ownership, management, operation or control of any business which is engaged in businesses which are competitive to the business of the Company or a Subsidiary; and are located within a radius of 100 miles of any location where participant was employed or which was under the supervision, management or control of the participant; or

(4)	solicits or calls either for himself/herself or any other person or firm, any of the customers of the Company or a Subsidiary on whom the Participant called, with whom the Participant became acquainted, or of whom the Participant learned of during his employment; or

(5)	solicits any of the employees or agents of the Company or a Subsidiary to terminate their employment or relationship with the Company or a Subsidiary.

(iii)  It is the intention of the Company and its Subsidiaries that this paragraph (f) be given the broadest protection allowed by law with regard to the restrictions herein contained. Each restriction set forth in this paragraph (f) shall be construed as a condition separate and apart from any other restriction or condition. To the extent that any restriction contained in this paragraph (f) is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activity, or any combination of these elements, then such restriction shall be interpreted to extend only over the maximum period of time, geographic area, and range of activities which said court deems reasonable and enforceable.

(iv)  If a Participant voluntarily terminates employment, or if a Participant is involuntarily terminated for Cause, such Participant shall forfeit his or her Restricted Stock for which the Restricted Period has not expired on the date that the Participant voluntarily terminates employment or is involuntarily terminated for Cause.

SECTION 5A
RESTRICTED STOCK UNITS

(a)  The number of Restricted Stock Units awarded to a Participant under the Plan will be determined in accordance with Section 4(a). For purposes of this Plan, the fair market value of Stock for an award will be the Stock’s closing price on the New York Stock Exchange or the last sale price on any other national securities exchange registered under the Securities and Exchange Act of 1934, as amended, upon which the Stock is then listed on such date, or if the Stock was not traded on such date, on the next preceding day on which sales of shares of the Stock were reported, all as determined by the Committee. In the event the Committee provides for alternative methods for grants of awards, the Committee, in its sole discretion, may provide for alternative methods of determining the fair market value of Stock for such awards, and may also provide for alternative forfeiture provisions, so long as the alternative methods or provisions do not (i) materially increase the benefits, (ii) materially increase the number of Restricted Stock Units issued or (iii) materially modify the eligibility requirements applicable to Section 16(a) Persons.

(b)  A “book entry” (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence an award of Restricted Stock Units to a Participant, but no “book entry” shall be made in the stock records of the Company at the time of an award of a Restricted Stock Unit. All Restricted Stock Units shall be recorded in an individual account for each Participant until the Restricted Period (as defined in Section 5A(c)) has expired. Such Company records shall, absent manifest error, be binding on the Participants.

(c)  The Restricted Stock Units awarded pursuant to this Section 5A shall be subject to the restrictions and conditions set forth in the underlying contracts with the Participants and/or as set forth in the documented grant of any award pursuant to this Plan to the Participants.

(d)  With respect to a Restricted Stock Unit, no certificate for shares of stock shall be issued at the time the grant is made (nor shall any “book entry” be made in the stock records of the Company) and the Participant shall have no right to or interest in shares of stock of the Company as a result of the grant of Restricted Stock Units.

(e)  Dividend equivalents may be credited in respect of Restricted Stock Units, as the Committee deems appropriate. Such dividend equivalents may be paid in cash or converted into additional Restricted Stock Units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Stock equal to the number of Restricted Stock Units then credited by (2) the fair market value per share of Stock on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all of the terms and conditions of the underlying Restricted Stock Award to which they relate.

(f)  Any shares of Stock that may be issued in satisfaction of a Restricted Stock Unit delivered under the Plan shall be delivered to the Participant in accordance with Section 9(a) promptly after, and only after, the Restricted Period shall expire (or such earlier time as the restrictions may lapse in accordance with Section 5A(g)) without forfeiture in respect of such Restricted Stock Unit.

(g)  Subject to the provisions of Section 5A(c), the following provisions shall apply to a Participant’s Restricted Stock Unit prior to the end of the Restricted Period (including extensions):

(i)  Upon the death or Disability of a Participant, the restrictions on his or her Restricted Stock Unit shall immediately lapse. Upon the death of a Participant, such Participant’s Restricted Stock Unit shall transfer to the Participant’s beneficiary as such beneficiary is designated on a form provided by the Company, or if no beneficiary is so designated, by will or the laws of descent and distribution.

(ii)  Upon the Retirement of a Participant, and after satisfaction of a non-compete provision as set forth below, any unvested Restricted Stock Unit shall vest on a pro-rated basis (with the pro-ration being determined by comparing completed years of service since the date of initial award to the vesting schedule or by such other pro-ration method as may otherwise be set forth in the underlying contract with the Participant or in the documented grant of the specific award to the Participant). For purposes of this subparagraph (g)(ii), a Participant shall be deemed to have not satisfied the non-compete provision if the Participant, within one year after the date of retirement:

(1)	discloses the list of the Company’s or a Subsidiary’s customers or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; or

(2)	discloses to any person, firm, corporation, association, or other entity any information regarding the Company’s or a Subsidiary’s general business practices or procedures, methods of sale, list of products, personnel information and any other valuable confidential business or professional information unique to the Company’s or a Subsidiary’s business; or

(3)	owns more than five percent (5%) of, manages, operates, controls, is employed by, acts as an agent for, participates in or is connected in any manner with the ownership, management,

operation or control of any business which is engaged in businesses which are competitive to the business of the Company or a Subsidiary; and are located within a radius of 100 miles of any location where participant was employed or which was under the supervision, management or control of the participant; or

(4)	solicits or calls either for himself/herself or any other person or firm, any of the customers of the Company or a Subsidiary on whom the Participant called, with whom the Participant became acquainted, or of whom the Participant learned of during his employment; or

(5)	solicits any of the employees or agents of the Company or a Subsidiary to terminate their employment or relationship with the Company or a Subsidiary.

(iii)  It is the intention of the Company and its Subsidiaries that this paragraph (g) be given the broadest protection allowed by law with regard to the restrictions herein contained. Each restriction set forth in this paragraph (g) shall be construed as a condition separate and apart from any other restriction or condition. To the extent that any restriction contained in this paragraph (g) is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activity, or any combination of these elements, then such restriction shall be interpreted to extend only over the maximum period of time, geographic area, and range of activities which said court deems reasonable and enforceable.

(iv)  If a Participant voluntarily terminates employment, or if a Participant is involuntarily terminated for Cause, such Participant shall forfeit his or her Restricted Stock Unit for which the Restricted Period has not expired on the date that the Participant voluntarily terminates employment or is involuntarily terminated for Cause.

(h)  The Committee shall have the power and authority, directly or indirectly, to establish or to cause to be established a trust for purpose of purchasing Stock on the open market, holding such Stock and using such Stock to satisfy the Company’s obligations under grants of Restricted Stock Units. If the trust is established to satisfy the Company’s obligations with respect to grants of Restricted Stock Units to Participants resident in Canada, such trust may be structured to qualify as an “employee benefit plan” within the meaning assigned by the Income Tax Act (Canada).

SECTION 6
ADMINISTRATION

The Plan shall be administered by the Committee.

The Committee (and senior executive officers in the case of initial association grants) shall have the power and authority to grant Restricted Stock and Restricted Stock Units to Participants, pursuant to the terms of the Plan.

In particular, the Committee (and senior executive officers in the case of initial association grants) shall have the authority:

(i)  to select or ratify the selection of Eligible Persons;

(ii)  to determine whether and to what extent Restricted Stock or a Restricted Stock Unit is to be granted to Participants hereunder or ratify the grant thereof;

(iii)  to determine the number of shares of Stock to be covered by such award granted hereunder or ratify the grant thereof;

(iv)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the Restricted Period and the other conditions of full vesting of the Restricted Stock or the Restricted Stock Units) or to ratify the grant thereof; and

(v)  to determine or ratify the determination of the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all documentation evidencing the Restricted Stock or the Restricted Stock Unit.

In the event of an initial association grant of Restricted Stock or Restricted Stock Units effectuated by action of a senior executive officer, the terms and conditions of such grant shall be reported to the Committee at the Committee’s next meeting for informational purposes only, it being understood that such report shall not in any way be a condition to the effectiveness of the grant.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, its Subsidiaries and the Participants.

The Committee may delegate the administrative details and management of the Plan to members of the Company’s management and staff. No such delegation shall affect the Committee’s right to make final decisions with respect to any matter arising under the Plan.

SECTION 7
ADJUSTMENTS UPON A CHANGE IN COMMON STOCK

In the event of any change in the outstanding Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event that may equitably require an adjustment in the number or kind of shares that may be issued under the Plan pursuant to Section 4(b) or covered by an award under the Plan, then in such event (i) appropriate adjustment shall automatically be made in the maximum number and kind of shares remaining available for issuance under the Plan, and (ii) appropriate adjustment shall automatically be made in the number or kind of shares covered by an award under the Plan. The Committee may take any additional action it deems necessary, in accordance with its sole discretion, to further confirm such adjustments and any automatic adjustments and any such additional action shall be conclusive and binding for all purposes of the Plan.

SECTION 8
AMENDMENT AND TERMINATION

The Plan may be amended from time to time or terminated at any time and from time to time by the Committee, subject to shareholder approval where required by federal or state law. Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Participant with respect to any Restricted Stock or Restricted Stock Unit theretofore granted without such Participant’s written consent.

SECTION 9
GENERAL PROVISIONS

(a)  All shares of Restricted Stock and any shares of Stock that may be issued in satisfaction of a Restricted Stock Unit delivered under the Plan after the Restricted Period has expired shall be distributed in accordance with the instructions of each Participant. Such shares of Stock shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law.

(b)  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary nor any independent contractors associated with the Company or its Subsidiaries any right to continued employment or association with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees or terminate the association of any independent contractors associated with the Company or its Subsidiaries at any time.

(c)  No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)  During the Restricted Period, a Participant’s rights and interest under the Plan may not be sold, assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such Participant.

(e)  The Company and its Subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state, provincial or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue shares of Stock upon the lapse of restrictions on Restricted Stock and a condition to the issuance of any shares of Stock to satisfy a Restricted Stock Unit upon the lapse of restrictions on the Restricted Stock Unit that the Participant (i) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, provincial or local income or other taxes and (ii) provide the Company with a copy of the election, if required, under Section 83 of the Code, or any amendment thereto (the “Section 83 Election”) as filed with the Internal Revenue Service. If the amount requested is not paid and the copy of the Section 83 Election, if required, is not provided, the Company may refuse to issue shares of Stock until such time as the Participant so complies. Unless the Committee shall in its sole discretion determine otherwise, payment for taxes required to be withheld may be made in whole or in part by an election by a Participant, in accordance with rules adopted by the Committee from time to time, to have the Company withhold shares of Stock otherwise issuable pursuant to the Plan having a fair market value equal to such tax liability, to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations.

(f)  The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the 1934 Act or any successor statute, rule or regulation. All transactions involving any Section 16(a) Person shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to Rule 16b-3 shall not apply to Section 16(a) Persons.

(g)  This Plan is intended in all respects to comply with the provisions of Section 409A of the Code and the Company shall interpret and administer the Plan in a manner consistent with Section 409A. In accordance with Prop. Reg. § 1.409A-3(h)(2)(vi) (or any subsequent corresponding provision of law), should there be a final determination that this Plan fails to meet the requirements of Section 409A and the regulations thereunder with respect to any Participant, the Company may distribute to the Participant an amount not to exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A and the regulations.

SECTION 10
EFFECTIVE DATE OF PLAN

The Plan, as amended to increase the number of shares, shall be effective as of the date of approval of the Plan by the shareholders of the Company or such other date as the shareholders of the Company so determine.

APPENDIX B

COMPOSITE VERSION OF
RAYMOND JAMES FINANCIAL, INC.
2003
EMPLOYEE STOCK PURCHASE PLAN

(Initially effective February 12, 2003 and including proposed amendments, as approved by the Board on November 25, 2008, indicated by bold typeface)

I
Purpose

The purpose of this Plan is to enable the employees of Raymond James Financial, Inc. and its consolidated subsidiaries to acquire its Common Stock at an advantageous price with either their own funds or savings accumulated through payroll deductions. The Board of Directors of the Company believes the employee participation in the ownership of the Company will be to the mutual benefit of the employees and the Company. The Board of Directors of the Company, recognizing the benefits derived to its employees pursuant to the Company’s 1998 Employee Stock Purchase Plan (the “1998 Plan”), believes it will be beneficial and in the best interests of the Company and its employees to establish a new and similar plan to supplement the 1998 Plan. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986 (hereinafter called the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

II
Definitions

a.	“Account Balance” means the total of funds accumulated through payroll deductions (including amounts carried over from a prior Accumulation Period), funds remitted to the Plan by personal check (including amounts carried over from a prior Accumulation Period), and amounts specified as a charge to an existing brokerage account.

b.	“Accumulation Period” means the period beginning with each Exercise Date and ending upon the immediately succeeding Option Date.

c.	“Board of Directors” means the Board of Directors of the Company.

d.	“Business Day” means any day that the exchange upon which the stock is then traded is open for business.

e.	“Committee” means the Employee Stock Purchase Plan Committee as appointed by the Board of Directors of the Company.

f.	“Company” means Raymond James Financial, Inc., a Florida corporation, and any successor which adopts the Plan.

g.	“Compensation” means, except as provided in Article IV, the total amounts paid to an Employee during an Accumulation Period by the Employer that may be considered remuneration for employment for purposes of the Federal Insurance Contributions Act (Social Security) within the meaning of Section 3121(a) of the Code without regard to the exclusion of remuneration in excess of the Social Security contribution and benefit base pursuant to Section 3121(a)(1) of the Code.

h.	“Effective Date” means the date on which this Plan is approved by the shareholders of the Company.

i.	“Employee” means any person who is regularly and actively employed by the employer on the first Business Day of any Accumulation Period, provided, however, that the term “Employee” does not include any person whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months in any calendar year or who, immediately after an option is granted under the Plan, owns stock of the Company possessing 5% or more of the total combined voting power of all classes of stock of the Company as determined in accordance with Section 423(b)(3) of the Code. Any period during which a person is or was on leave of absence from the Employer for the purpose of serving an active duty with the Armed Forces of the United States shall be considered a period during which such person is or was regularly and actively employed by the Employer for the purpose of applying the foregoing definition of an Employee.

j.	“Employer” means the Company and those subsidiaries of the Company set forth on Schedule A annexed hereto.

k.	“Exercise Date” means the first Business Day immediately following an Option Date.

l.	“Fair Market Value” means the mean between the highest and lowest selling prices at which shares of the Common Stock were traded or, if the Common Stock was not traded on a specified date, upon the basis of the mean of such prices on the date nearest preceding that date.

m.	“Option Date” means the first Business Day of March, June, September or December of any year as of which the Board of Directors grants options under the Plan.

n.	“Option Price” means an amount equal to 85% of the Fair Market Value per share of the Stock on the Option Date.

o.	“Plan” means this 2003 Employee Stock Purchase Plan of Raymond James Financial, Inc. as set forth herein.

p.	“Stock” or “Common Stock” means the $0.01 par value Common Stock of the Company.

III
Nature of the Option

Each option granted shall be exercisable only on its Exercise Date and only if the person to whom granted is then employed by the Employer. No Employee shall be granted an option which permits his rights to purchase Stock under the plan to accrue at a rate which exceeds $25,000.00 of fair market value of Stock (determined at the time such option is granted) for any calendar year. No option shall be transferable and no option shall be exercisable by anyone other than the Employee to whom granted. Subject to the overall limitations contained herein with respect to the total number of shares to be made subject to option under the Plan, the Board of Directors shall determine the maximum number of shares of Stock, if any, to be made subject to option on each Option Date.

The Board of Directors shall fix said maximum number at the lesser of (1) the maximum number of shares of Stock purchasable at the Option Price with all Employees’ Account Balances or (2) a specified number of shares of Stock. Each Employee shall then be granted on the Option Date an option to purchase at the Option Price that percentage of the total number of shares of Stock with respect to which options are granted on the Option Date which is equal to the percentage which his Account Balance represents of the total Account Balances of all Employees to whom options are granted on the Option Date.

IV
Payroll Deductions

The Board of Directors shall specify the maximum percentage (which shall never exceed 20%) of his compensation which an Employee may accumulate during the Accumulation Period for the purpose of applying such accumulated funds for the purchase of Stock under the Plan. For purposes of applying the 20% limitation, the Employee’s compensation shall include the amount by which the Employee has electively reduced his compensation to purchase benefits on a pretax basis pursuant to a Company-sponsored plan under Section 235 of the Code or any other similar plan established by the Company or pursuant to a Company-sponsored plan under Section 401(k) of the Code. The Employer will deduct from the compensation otherwise payable to the Employee during the Option Period the percentage or fixed dollar amount which the Employee shall have specified in writing to the Employer prior to the commencement of the Accumulation Period, and the Employer will accumulate such amounts and credit them to the Employee’s account. Except as provided in Article V, only amounts accumulated through such payroll deductions may be used for the purchase of Stock under the option granted. Amounts accumulated through payroll deductions shall be deposited into the employee’s Raymond James brokerage account. An employee may not increase or reduce the rate of payroll deductions, if any, specified by him for a given Accumulation Period once such Accumulation Period has begun, but may, upon 10 days notice in writing, discontinue his payroll deductions for the Accumulation Period then in effect. Any such discontinuance shall be permanent for such Accumulation Period.

The authorization which the Employee must complete, sign and deliver to the Employer in order to enter the Plan shall include the following:

1.	A specification of the percentage rate or fixed dollar amount to be deducted from his compensation during the Accumulation Period.

2.	A direction that the maximum possible number of shares of Stock be purchased on the Exercise Date except to the extent the Employee shall have notified the Employer in writing to the contrary prior to the Exercise Date.

3.	A specification of the exact name or names (which must include the Employee’s name and may include the name of another person as joint owner) in which Stock purchased is to be registered.

4.	An agreement that the Employee will not dispose of any Stock acquired under the Plan within one year after the Exercise Date. This agreement may be waived by the Committee if a sale of said Stock within one year from the Exercise Date is necessary to enable the Employee to meet immediate and heavy financial needs if such financial hardship cannot be met by other reasonably available resources of the Employee. Such a waiver shall be valid only if and when the Employee makes written application to the Committee and if the Employee receives written approval from the Committee. If an Employee who has acquired stock under the Plan dies within one year after the Exercise Date and his estate or beneficiary(ies) applies for a waiver of this agreement for any reason, such a waiver shall be approved by the Committee.

5.	An agreement that the Employee will inform the Company of any disposition of any Stock acquired under the Plan within two years from the Option Date pertaining to such shares so that the Company will be able to monitor compliance with the provisions of the Plan and federal securities laws governing disposition of Stock.

6.	An acknowledgement from the Employee that the Company will follow its normal margin policies in connection with any Stock acquired under the Plan and that any such Stock may be coded as a margin position.

V
Lump Sum Purchase Opportunity

As an alternative to the payroll deduction method of accumulating funds for the purchase of Stock as described in Article IV, Employees may elect to purchase Stock by presenting a personal check to the individual designated by the Committee as the Stock Purchase Plan Coordinator (the “Coordinator”) no later than the twenty-fifth (25th) day of the final month of an Accumulation Period. Alternatively, Employees may elect to purchase such shares of stock by informing the Coordinator, no later than the twenty-fifth (25th) day of the final month of an Accumulation Period of the account number of the Employee’s brokerage account to be charged. In order to be eligible to utilize a lump sum purchase opportunity, the Employee must have been employed by the Company as of the first Business Day of the applicable Accumulation Period. The Option Price for Stock purchased through the lump sum purchase opportunity shall be the same as Stock purchased under the payroll deduction method described in Article IV, and shall be subject to all of the requirements and limitations set forth in Article IV including a limitation of 20% of compensation during the Accumulation Period. Options shall be exercised under the terms of Article VI on behalf of all participating employees who elect the lump sum purchase opportunity in a timely manner.

VI
Exercise of Options

Unless prior to the Exercise Date the Employee shall have notified the Coordinator in writing that he does not intend to exercise some or all of the options which may be or have been granted to him under the Plan, on the Exercise Date the Employer shall automatically exercise on the Employee’s behalf an option to purchase the maximum amount of shares of Stock purchasable at the Option Price with the Employee’s Account Balance (or if the Employee shall have specified some lesser amount as aforesaid not in excess of such lesser amount); provided, that if the total number of shares of Stock purchasable on behalf of all Employees with the total aggregate Account Balances available to purchase shares of Stock exceeds the aggregate maximum number of shares of Stock which the Board of Directors shall have specified to be purchasable on the Exercise Date, the option of each Employee will be exercised to purchase only that percentage of the total aggregate number of Shares of Stock available for purchase which is equal to the percentage that the Employee’s Account Balance available to purchase shares of Stock represents of the total aggregate Account Balances of all Employees available to purchase shares of Stock.

Anything (except the second paragraph of Article VIII to the contrary) otherwise contained in the Plan notwithstanding, no Employee shall be permitted to purchase in excess of 1,000 shares of Stock in any calendar year. Only full shares of Stock may be purchased, and no fractional shares will be issued. All shares of Stock purchased pursuant to this Plan must be paid for in full on or before the Exercise Date. As soon as practicable after the Exercise Date, the Employer will report to each Employee the number of shares of Stock purchased by him and the cost of such shares, and the cash balance, if any, to be carried over into the next Accumulation Period. Alternatively, if the Employee informs the Coordinator by no later than the Exercise Date that he would like refunded to him any amount which would be subject to carryover, then such instruction shall be followed and a refund will be made. If the Employee informs the Coordinator by no later than the Exercise Date that he does not intend to exercise any options granted to him on the Option Date immediately preceding such Exercise Date:

1.	Funds accumulated through payroll deductions shall remain in the Employee’s RJA brokerage account. Such funds shall not be carried forward for the purpose of purchasing shares of Stock under the Plan in a subsequent Accumulation Period unless specifically requested in writing by the Employee.

2.	Any funds remitted by personal check shall be refunded, without interest, unless the Employee elects in writing to carry the balance forward to the subsequent Accumulation Period.

3.	Any brokerage account instructions submitted by the Employee shall be disregarded.

VII
Termination of Rights

At any time prior to the Exercise Date, an Employee may upon written notice to the Coordinator withdraw all, but not less than all, of the balance accumulated in his account through payroll deductions. Such withdrawal shall terminate the Employee’s right to participate in the Plan during the Accumulation Period during which notice of the withdrawal is made.

VIII
Stock to be Issued

The shares of Stock purchased by Employees under the Plan may, at the election of the Company, be either treasury stock or originally issued stock. As of November 25, 2008, the maximum number of shares of Stock that shall be available for purchase by Employees under the Plan shall be 4,000,000 shares plus 763,209 shares, which is the number of shares previously authorized but not purchased under the Plan, resulting in an aggregate amount of 4,763,209 shares remaining available for purchase, subject to adjustment for changes in capitalization of the Company as described in the following paragraph.

In the event that prior to the transfer of all of the shares of Stock which may be issued in accordance with this Plan, there shall be any increases or reductions in the number of shares of Stock of the Company outstanding by reason of any one or more stock dividends, stock splits, stock constrictions or any other material change in the capital structure of the Company by way of reclassification, reorganization or recapitalization, the aggregate number of shares of Stock which may be issued under this Plan and the number of shares of Stock which may be purchased under each option then or thereafter in effect and the purchase price to be paid therefore shall be proportionately and equitably adjusted. No such adjustment shall, however, entitle any Employee to purchase a fractional share of Stock hereunder, and rights to purchase shares of Stock shall always be limited after each such adjustment to the lower full share.

No one shall, by any reason of this Plan or of any option granted or of the exercise of rights under any such option, have any interest in shares of Stock of the Company nor any rights of, or status as, a stockholder of the Company unless and until appropriate book entries representing such shares are issued. The Company shall be under no obligation to issue shares of Stock unless and until such shares of Stock shall have been paid for in full and all of the applicable provisions of this plan and of the option granted shall have been complied with.

If, for any reason, the Company does not have available on any Exercise Date sufficient shares of Stock to satisfy the options then otherwise exercisable, the Company shall make a pro rata allocation of the shares of Stock available based upon the respective balances available to purchase shares of Stock in each Employee’s account and the excess balance in each Employee’s account shall be returned to him in cash with his pro rata shares of the available stock.

IX
Employee Stock Purchase Plan Administration

The Board of Directors shall appoint an Employee Stock Purchase Plan Committee, composed of such persons as the Board of Directors shall from time to time determine to administer the Plan subject to the control and direction of the Board of Directors. Subject to the action and control of the Board of Directors: (1) the Committee shall have the power from time to time to establish suitable rules and procedures for administering the Plan and (2) all decisions of the Committee pertaining to the interpretation, construction or application of the Plan or any option granted or the rules promulgated by the Committee shall be final and conclusive. Neither any member of the Committee nor of the Board of Directors shall be liable for any decision made or action taken in good faith. The Committee shall from time to time designate an individual who shall serve as the Employee Stock Purchase Plan Coordinator to assist in the ongoing administration of the Plan.

Notwithstanding any provision of the Plan to the contrary, the Committee and the Stock Purchase Plan Coordinator may use telephonic media, electronic media or other technology, including the Company’s website and the internet, in administering the Plan to the extent not prohibited by applicable law, regulation or other pronouncement.

X
Amendment or Termination of the Plan

The Board of Directors may, at any time, terminate or amend the Plan. No termination shall, however, affect options previously granted, and no amendment may make any change in any option theretofore granted which would adversely affect the rights of any employee. Approval of the stockholders of the Company within 12 months before or after the date on which the Directors amend the Plan shall be necessary if the amendment would:

1.	Require sale of more shares of Stock than are authorized under Article VIII of the Plan; or

2.	Affect the Employees eligible to participate under the Plan.

XI
Approvals

The Plan will terminate ten (10) years from the Effective Date, unless extended by action of the stockholders of the Company. The Plan will be construed under Florida law.

XII
Non-Guarantee of Employment

Nothing in this Plan shall be construed as giving an Employee, whether or not a participant in this Plan, the right to be retained in the service of the Company or any subsidiary; and each Employee shall remain subject to discharge, with or without cause, to the same extent as if this Plan had not been executed. This Plan is hereby adopted by the Company to be effective on the date specified herein.

XIII
Canadian Addendum

The Plan shall be available to employees of the Company’s Canadian subsidiary, Raymond James Ltd. (the “Canadian Company”), with the following modifications applicable to the interpretation and administration of the Plan with regard to the Canadian Company:

a.	Article II — Definitions. The definitions of “Compensation”, “Employee”, and “Employer” in Article II of the Plan are deleted and replaced, respectively, as follows:

“Compensation” means, except as provided in Article IV, the gross base salary, gross compensation and gross annual cash bonus awards paid to an Employee during an Accumulation Period by the Employer.

“Employee” means any regular, full-time, active employee of the Canadian Company, any regular, part-time active employee of the Canadian Company or any employee who has contracted for employment with the Canadian Company over a finite term of six months of service or more. Notwithstanding the foregoing, however, the term “Employee” shall not include any person whose customary employment is 30 hours or less per week, any person who has contracted for employment with the Canadian Company over a finite term but who has less than six months of service with the Canadian Company or any person who, immediately after an option is granted under the Plan, owns stock of the Company possessing 5% or more of the combined total voting power of all classes of stock of the Company as determined in accordance with Section 423(b)(3) of the Code. Any period during which a person is or was on a parental leave of absence from the Employer shall be considered a period during which such person is or was regularly and actively employed by the Employer for the purpose of applying the foregoing definition of an employee.

“Employer” means the Canadian Company and its consolidated subsidiaries.

b.	IV — Payroll Deductions. In the fifth sentence of Article IV of the Plan, the phrase “Raymond James brokerage account” is deleted and replaced with the words “Canadian Company brokerage account.” In paragraphs 5 and 6 of Article IV the word “Company” is deleted and replaced with the words “Canadian Company”. The following additional paragraph is added to Article IV:

7.  An acknowledgement that the Employee has not been induced to purchase Stock under the Plan by expectation of employment or continued employment.

c.	VI — Exercise of Options. In paragraph 1 of Article VI the phrase “RJA brokerage account” is deleted and replaced with the phrase “Canadian Company brokerage account.”

Schedule A
Company Subsidiaries Subject to Plan

Raymond James & Associates, Inc.
Raymond James Financial Services, Inc.
Eagle Asset Management, Inc.
Planning Corporation of America
Heritage Asset Management, Inc. (n/k/a Eagle Fund Services, Inc.)
Raymond James Trust, National Association
Raymond James Bank, FSB
Raymond James International Holdings, Inc.
Raymond James Capital, Inc.
Raymond James Limited
Awad Asset Management, Inc. (n/k/a Eagle Boston Investment Management, Inc.)
Ballast Point Ventures, LLC
Raymond James Capital Services, Inc.
Raymond James Tax Credit Funds, Inc.

			FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

1.

TO ELECT 10 DIRECTORS: To hold office until the next annual meeting. (Shareholders may vote for or withhold their vote from all nominees as a group, or vote for or withhold their vote from the individual nominees.)

			☐	☐	☐

Nominees:

01	Shelley Broader	05	Thomas A. James	09 Hardwick Simmons
02	Francis S. Godbold	06	Paul C. Reilly	10 Susan N. Story
03	H. William Habermeyer, Jr.	07	Robert P. Saltzman
04	Chet Helck	08	Kenneth A. Shields

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		Please mark your votes as indicated in this example		☒

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve an amendment to the 2005 Restricted Stock Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To approve an amendment to the 2003 Employee Stock Purchase Plan.	☐	☐	☐

This Proxy is authorized to vote in accordance with his judgment upon such other business as may properly come before the meeting.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature _______________________________ Signature _____________________________ Date _______________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲	FOLD AND DETACH HERE	▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting date.

Raymond James Financial, Inc.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders

The Proxy Statement and the 2008 Annual Report to Shareholders are available at:

http://www.raymondjames.com/about/shareholders_meeting.htm

INTERNET http://www.proxyvoting.com/rjf

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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PROXY RAYMOND JAMES FINANCIAL, INC. 880 CARILLON PARKWAY, ST. PETERSBURG, FL 33716 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby revokes any proxy previously granted and appoints Thomas A. James and Chet Helck, or either of them as Proxy, each with the power to appoint his substitute, and hereby authorizes either to represent and to vote as designated herein, all the shares of Common Stock of Raymond James Financial, Inc. held of record by the undersigned on December 24, 2008 at the annual meeting of shareholders to be held on February 19, 2009, or any adjournment thereof. This proxy when executed, will be voted in the manner directed herein by the undersigned shareholder. Any executed but unmarked proxies will be voted in favor of proposals 1, 2, 3 and 4.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲	FOLD AND DETACH HERE	▲

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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